Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 October 2021 Prepared for: Piedmont Lithium Inc. 32 North Main Street Ste 100 Belmont, North Carolina 28012 Prepared by: MCGARRY GEOCONSULTING CORP. AND MARSHALL MILLER & ASSOCIATES, INC. 582 Industrial Park Road Bluefield, Virginia 24605 www.mma1.com

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 1 Statement of Use and Preparation This Technical Report Summary (TRS) was prepared for the sole use of Piedmont Lithium Inc. (PLI) and its affiliated and subsidiary companies and advisors. Copies or references to information in this report may not be used without the written permission of PLI. The report provides a statement of lithium resources for PLI, as defined under the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (JORC Code) as well as under the United States Securities and Exchange Commission (SEC) Regulation S-K 1300 Modernization of Property Disclosures. The statement is based on information provided by PLI and resource estimates calculated by Leon McGarry, Principal Consultant, McGarry Geoconsulting Corp. (MGG). Kevin Andrews, CPG and Steve Keim, PhD, PE of Marshall Miller & Associates, Inc. (MM&A) have reviewed the data and resource estimates. Leon McGarry is a Qualified Person who is a Professional Geoscientist (P.Geo.) and registered member of ‘Professional Geoscientists Ontario’ (PGO No. 2348)’ a ‘Recognized Professional Organization’ (RPO). Mr. McGarry is a Principal Resource Geologist and full-time employee at MGG. Mr. McGarry has sufficient experience which is relevant to the style of mineralization and type of deposit under consideration and to the activity which he is undertaking to qualify as a Qualified Person (QP) as defined in SEC Regulation S-K 1300. Lamont Leatherman is Vice President and Chief Geologist for PLI. Mr. Leatherman is a Registered Member of the Society of Mining Engineers (SME). Mr. Leatherman has over 25 years of industry experience and is recognized as a QP for the exploration work associated with the resource estimate. Steve Keim is a licensed Professional Engineer (PE) and Registered Member of the Society of Mining Engineers (SME), Golden, Colorado, USA. Kevin Andrews is a Certified Professional Geologist (CPG) under requirements of the American Institute of Professional Geologists (AIPG) and a Registered Member of SME. SME and AIPG are Recognized Professional Organizations (RPO). Both Mr. Keim and Mr. Andrews are full-time employees of MM&A and are recognized as qualified individuals to review the resource estimate and associated data. The information in this TRS related to lithium and by-product Mineral Resources is based on, and fairly represents, information compiled by the QPs. At the time of reporting, the QP’s have sufficient experience relevant to the style of mineralization and type of deposit under consideration and to the activities they are undertaking to qualify as a QP as defined by the JORC Code and the SEC. Each QP consents to the inclusion in this report of the matters based on their information in the form and context in which it appears.

Piedmont Lithium Inc. -
Technical Report Summary and
Statement of Resources for the Carolina Lithium Project,
Gaston County, North Carolina
in Accordance with the JORC Code and
United States SEC Standards as of October 20, 2021

McGarry Geoconsulting Corp. (*MGG*) and **Marshall Miller & Associates, Inc. (*MM&A*)** hereby consents to the use of the information contained in this report dated October 20, 2021, relating to estimates of lithium and by-product Mineral Resources controlled by PLI.

This report was prepared by:

MARSHALL MILLER & ASSOCIATES, INC.

Electronic signature not for duplication. Electronic signature not for duplication.
Electronic signature not for duplication. Electronic signature not for duplication.
Electronic signature not for duplication. Electronic signature not for duplication.
Electronic signature not for duplication. Electronic signature not for duplication.

Leon McGarry
Principal Consultant
McGarry Geoconsulting Corp.
Direct Line: +1 416 837 6934
Email: leon@mcgarrygeo.com

Kevin Andrews, CPG
Vice President/Principal Geologist
Marshall Miller & Associates, Inc.
Direct Line: +1 276 970 6065
Email: kevin.andrews@mma1.com

Steven A. Keim, PhD, PE
President
Marshall Miller & Associates, Inc.
Direct Line: +1 540 605 9004
Email: steve.keim@mma1.com

Lamont Leatherman
Chief Geologist
Piedmont Lithium, Inc.
Direct Line: +1 980 241 8144
Email: lleatherman@piedmontlithium.com

MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 2

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 1 Table of Contents Title Page Statement of Use and Preparation Table of Contents 1 Executive Summary ........................................................................................................... 1 2 Introduction ...................................................................................................................... 4 2.1 Registrant and Terms of Reference .............................................................................. 4 2.2 Information Sources ..................................................................................................... 4 2.3 Personal Inspections .................................................................................................... 4 2.4 Previously Filed Technical Report Summary ................................................................ 5 3 Property Description ......................................................................................................... 5 3.1 Location ........................................................................................................................ 5 3.2 Titles, Claims or Leases ................................................................................................. 6 3.3 Mineral Rights .............................................................................................................. 8 3.4 Encumbrances .............................................................................................................. 8 3.5 Other Risks.................................................................................................................... 8 4 Accessibility, Climate, Local Resources, Infrastructure and Physiography ........................... 8 4.1 Topography, Elevation, and Vegetation ....................................................................... 8 4.2 Access and Transport ................................................................................................... 9 4.3 Proximity to Population Centers .................................................................................. 9 4.4 Climate and Length of Operating Season ..................................................................... 9 4.5 Infrastructure ............................................................................................................... 9 5 History ............................................................................................................................ 10 5.1 Previous Lithium Mining in the Region ...................................................................... 10 5.2 Previous Exploration .................................................................................................. 10 6 Geological Setting, Mineralization and Deposit ................................................................ 10 6.1 Regional, Local and Property Geology ....................................................................... 10 6.2 Mineralization ............................................................................................................ 13 6.3 Alteration .................................................................................................................... 14 6.4 Deposits ...................................................................................................................... 15 6.4.1 Core .............................................................................................................. 15 6.4.2 Central .......................................................................................................... 15

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 2 6.4.3 Huffstetler .................................................................................................... 15 7 Exploration...................................................................................................................... 18 7.1 Nature and Extent of Exploration .............................................................................. 18 7.1.1 Core Property ............................................................................................... 18 7.1.2 Central Property ........................................................................................... 19 7.1.3 Huffstetler Property ..................................................................................... 19 7.2 Non-Drilling Procedures and Parameters .................................................................. 22 7.3 Drilling Procedures ..................................................................................................... 22 7.3.1 North Arrow ................................................................................................. 22 7.3.2 Piedmont ...................................................................................................... 23 7.4 Hydrology and Hydrogeology ..................................................................................... 23 7.5 Geotechnical Data ...................................................................................................... 23 8 Sample Preparation Analyses and Security ...................................................................... 24 8.1 Sample Collection and Security .................................................................................. 24 8.2 Laboratory Procedures ............................................................................................... 24 8.2.1 North Arrow ................................................................................................. 24 8.2.2 Piedmont Phase 1 Exploration ..................................................................... 25 8.2.3 Piedmont Phases 2 to Phase 5 Exploration .................................................. 25 8.2.3.1 Soil samples ......................................................................................... 25 8.2.3.2 Bulk Density ......................................................................................... 26 8.2.3.3 X-Ray Fluorescence .............................................................................. 26 8.2.3.4 Normative Minerology Calculations .................................................... 26 8.3 QAQC Controls............................................................................................................ 26 8.3.1 North Arrow ................................................................................................. 26 8.3.2 Piedmont ...................................................................................................... 27 9 Data Verification ............................................................................................................. 27 9.1 Procedures of Qualified Person ................................................................................. 27 9.1.1 Data Import and Validation .......................................................................... 27 9.2 Limitations .................................................................................................................. 28 9.3 Opinion of Qualified Person ....................................................................................... 28 10 Mineral Processing and Metallurgical Testing .................................................................. 28 10.1 2019 Program ............................................................................................................. 28 10.1.1 Samples ........................................................................................................ 29 10.1.2 Concentrate Metallurgy ............................................................................... 29 10.1.2.1 Quartz and Feldspar Metallurgy .......................................................... 29

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 3 10.2 2018 MRL Program ..................................................................................................... 30 10.2.1 Samples ........................................................................................................ 30 10.2.2 Mica Metallurgy ........................................................................................... 30 10.3 Discussion ................................................................................................................... 31 11 Mineral Resource Estimates ............................................................................................ 31 11.1 Assumptions, Parameters and Methods .................................................................... 31 11.1.1 Geological Modelling.................................................................................... 31 11.1.1.1 Spodumene Dikes ................................................................................ 32 11.1.1.2 Topography .......................................................................................... 34 11.1.1.3 Weathering .......................................................................................... 34 11.1.2 Statistical and Geostatistical Analysis .......................................................... 34 11.1.2.1 Data Coding and Composite Length Selection .................................... 34 11.1.2.2 Unsampled Intervals ............................................................................ 35 11.1.3 Statistical Analysis ........................................................................................ 35 11.1.3.1 Li2O ...................................................................................................... 36 11.1.3.2 Quartz .................................................................................................. 36 11.1.3.3 Albite ................................................................................................... 37 11.1.3.4 K-Spar .................................................................................................. 38 11.1.3.5 Muscovite ............................................................................................ 38 11.1.4 Treatment of Outliers................................................................................... 39 11.1.4.1 Lithium ................................................................................................. 39 11.1.4.2 By-Product Minerals ............................................................................ 40 11.1.5 Geostatistical Analysis .................................................................................. 40 11.1.5.1 Lithium ................................................................................................. 40 11.1.5.2 By-Product Minerals ............................................................................ 40 11.1.6 Density .......................................................................................................... 42 11.1.6.1 Methodology ....................................................................................... 42 11.1.6.2 Analysis and Results ............................................................................ 43 11.1.6.2.1 Core Property .................................................................. 43 11.1.6.2.2 Central Property .............................................................. 43 11.1.6.2.3 Huffstetler Property ........................................................ 43 11.1.7 Block Modeling ............................................................................................. 44 11.1.7.1 Block Model Construction ................................................................... 44 11.1.7.2 Grade Interpolation ............................................................................. 45 11.1.7.2.1 Lithium ............................................................................ 46 11.1.7.2.2 By-Product Minerals ....................................................... 46

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 4 11.2 Block Model Validation .............................................................................................. 47 11.2.1 Visual Validation ........................................................................................... 47 11.2.2 Comparison of Means .................................................................................. 47 11.2.2.1 Core ..................................................................................................... 47 11.2.2.2 Central ................................................................................................. 48 11.2.2.3 Huffstetler ........................................................................................... 49 11.2.3 Swath Plots ................................................................................................... 49 11.2.3.1 Core ..................................................................................................... 49 11.2.3.2 Central ................................................................................................. 49 11.2.4 Correlation Coefficients ............................................................................... 51 11.3 Classification ............................................................................................................... 51 11.4 Reasonable Prospects for Economic Extraction ......................................................... 56 11.4.1.1 Lithium ................................................................................................. 56 11.4.1.2 By-Products ......................................................................................... 56 11.4.2 Core Property ............................................................................................... 57 11.4.3 Central and Huffstetler Properties ............................................................... 58 11.5 Qualified Person’s Mineral Resource Estimates ........................................................ 58 11.6 Qualified Person’s Opinion ......................................................................................... 59 12 Mining Methods .............................................................................................................. 59 13 Processing and Recovery Methods ................................................................................... 59 14 Infrastructure .................................................................................................................. 59 15 Market Studies ................................................................................................................ 60 16 Environmental Studies, Permitting and Plans, Negotiations or Agreements with Local Individuals .............................................................................................................. 60 17 Capital and Operating Costs ............................................................................................. 60 18 Economic Analysis ........................................................................................................... 60 19 Adjacent Properties ......................................................................................................... 60 20 Other Relevant Data and Information .............................................................................. 60 21 Interpretation and Conclusions ........................................................................................ 61 21.1 Conclusion .................................................................................................................. 61 22 Recommendations .......................................................................................................... 62 23 References ...................................................................................................................... 63 24 Reliance on Information Provided by Registrant .............................................................. 65

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 5 FIGURES (IN REPORT) Figure 3-1: Piedmont Lithium Property Location Map ............................................................................ 6 Figure 3-2: PLI Total Land Package ........................................................................................................... 7 Figure 6-1: Plan View of Core Property Lithology and Mineralized Pegmatite Dikes ........................... 12 Figure 6-2: Stratigraphic Column – Carolina Lithium Project ................................................................ 13 Figure 6-3: Examples of Holmquistite .................................................................................................... 14 Figure 6-4. Pegmatite showing Pseudomorphs of Muscovite after Spodumene (Hole 17-BD-121 72.24–72.44 m ..................................................................................................................... 14 Figure 6-5: Cross section of Steep Dikes at Core B-G Corridor (left) and S Corridor (right) Connected by a Sill ...................................................................................................................................... 16 Figure 6-6: Cross Section of Steep Dikes at Core F Corridor Interconnected by Sills ............................ 17 Figure 6-7: Cross Section of Steep Dikes at the Central Property ......................................................... 17 Figure 6-8: Cross Section at the Huffstetler Property ............................................................................ 18 Figure 7-1: Extent of drilling at the Core property ................................................................................ 20 Figure 7-2: Extent of drilling at the Central property ............................................................................ 21 Figure 7-3: Extent of drilling at the Huffstetler property ...................................................................... 21 Figure 11-1: Li2O % Grades in Spodumene-bearing Pegmatites ............................................................ 32 Figure 11-2: Li2O Histograms and Statistics by Property Area ............................................................... 36 Figure 11-3: Quartz Histograms and Statistics by Property Area .......................................................... 37 Figure 11-4: Albite histograms and statistics by property area ............................................................. 37 Figure 11-5: K-spar Histograms and Statistics by Property Area ........................................................... 38 Figure 11-6: Muscovite histograms and statistics by property area ..................................................... 39 Figure 11-7: Piedmont Orientation Domains with Associated Search Ellipse for Core Resource ......... 41 Figure 11-8: Piedmont Orientation Domains with Associated Search Ellipse for Central Resource (left) and Huffstetler Resource (right). ......................................................................................... 42 Figure 11-9: Validation Plots for the B_S_20 Domain ........................................................................... 50 Figure 11-10: Classified Block Distances from Drill Hole ........................................................................ 54 Figure 11-11 Carolina Lithium Property Mineral Resource Classification .............................................. 55 TABLES (IN REPORT) Table 1-1: Carolina Lithium Project —Summary of Lithium Mineral Resources at October 20, 2021 Based on US$15,239/t LiOH·H2O ........................................................................................... 1 Table 3-1: Summary of land agreement type and acreage for all PLI properties .................................... 7 Table 6-1. Average Compositional Mineral Proportions for Spodumene-bearing Pegmatites at the Project .................................................................................................................................. 13 Table 7-1: Core Drilling Campaigns Undertaken by Piedmont and Historical Data Included in the Core Property MRE ....................................................................................................................... 19 Table 7-2: Core drilling campaigns undertaken by Piedmont and historical data included in the Central Property MRE ....................................................................................................................... 19 Table 7-3: Core Drilling Campaigns Undertaken by Piedmont and Historical Data Included in the Huffstetler Property MRE .................................................................................................... 19

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 6 Table 10-1: Dense Medium Separation and Locked Cycle Flotation Test Results - Composite Sample 1 (Piedmont, 2021a) ............................................................................................................... 29 Table 10-2: Average Results of Locked Cycle By-product Tests ( from Spodumene Concentrate Tailings) (Piedmont, 2021a) ................................................................................................. 30 Table 10-3: Bench Scale Mica Physical Properties Results (Piedmont, 2021a) ...................................... 30 Table 11-1: MRE Dry Bulk Density Values (t/m3) .................................................................................. 44 Table 11-2: Block Model Parameters ...................................................................................................... 45 Table 11-3: Search parameters .............................................................................................................. 45 Table 11-4: Search Ellipse Parameters ................................................................................................... 46 Table 11-5: Comparison of Means for Major Core Property MRE Domains ......................................... 48 Table 11-6: Comparison of means for Central Property MRE domains ................................................ 48 Table 11-7: Comparison of means for Huffstetler Property MRE domains ........................................... 49 Table 11-8: Comparison of correlation coefficients for Core assay and block data .............................. 51 Table 11-9: Comparison of correlation coefficients for Central assay and block data .......................... 51 Table 11-10: Comparison of correlation coefficients for Huffstetler assay and block data .................. 51 Table 11-11: Sources of Uncertainty ...................................................................................................... 52 Table 11-12: Classification Criteria and Justification ............................................................................. 53 Table 11-13 Market Forecasts and Basket Pricing for By-Products - US$/t (Piedmont, 2021a) ........... 57 Table 11-14. Piedmont Whittle Resource Constraining Pit Shell Parameters ........................................ 57 Table 11-15: Carolina Lithium Project —Summary of Lithium Mineral Resources at October 20, 2021 Based on US$15,239 /t LiOH·H2O ........................................................................................ 58 Table 11-16: Carolina Lithium Project – Summary of By-Product Quartz, Feldspar, and Mica Mineral Resources at October 20, 2021 Based on Long-Term Pricing of US$ 15,239/t LiOH·H2O, Average By-Product Pricing of US$ 79.50/ .......................................................................... 59 Appendices A .......................................................................................................................................... Biographies B ................................................................................................................................ Glossary of Terms

Piedmont Lithium Inc. -
Technical Report Summary and
Statement of Resources for the Carolina Lithium Project,
Gaston County, North Carolina
in Accordance with the JORC Code and
United States SEC Standards as of October 20, 2021

1 Executive Summary

Piedmont Lithium Inc. ("*Piedmont*", "*PLI*" or *the* "*Company*") commissioned **McGarry Geoconsulting Corp. ("*MGG*")** to prepare an updated Mineral Resource Estimates ("*MRE*") for lithium and by-product minerals for the Company's proposed integrated lithium hydroxide business ("*Carolina Lithium Project*" or *the* "*Project*"). PLI commissioned **Marshall Miller & Associates, Inc. ("MM&A")** to review the resource and associated data presented in this report and to provide assistance with preparation of the Technical Report Summary ("*TRS"*).

The Project is located in a rural area of Gaston County, North Carolina, USA approximately 40 km northwest of the city of Charlotte. The Property is centered at approximately 35°23'20"N 81°17"20"W and is comprised of approximately 3,245 total acres, of which: 1,526 acres are claims on private property through option or deferred purchase agreements, 113 acres are under a long-term mineral leased agreement, 79 acres are under lease to own agreements, and 1,527 acres are owned by PLI. For the properties hosting the MREs in this report, PLI controls 100% of the surface and mineral rights per one or more of the agreement scenarios described above.

Within the Project, spodumene-bearing pegmatites are hosted in amphibolite and metasedimentary host rocks. Pegmatites range from fine-grained (aplite) to very coarse-grained with primary mineralogy consisting of spodumene, quartz, plagioclase, potassium-feldspar (*K-spar*) and muscovite. Bench-scale and pilot-plant scale metallurgical test work on pegmatites within the Mineral Resource model demonstrate that lithium occurs almost exclusively within spodumene and that concentrates of greater than 6.0% Li_2O were achievable with an iron content less than 1.0% Fe_2O_3. Quartz, feldspar, and mica concentrates were produced as by-products of the spodumene concentrate. Initial results demonstrate commercial potential for each by-product.

MRE for the project, representing in-situ lithium-bearing pegmatites, are reported below in accordance with the U.S. Securities and Exchange Commission (*SEC*) Regulation S-K 1300 standards and are therefore suitable for public release. Global lithium MRE for the Project are reported by classification in *Table 1-1.*

Table 1-1: Carolina Lithium Project —Summary of Lithium Mineral Resources at October 20, 2021 Based on US$15,239/t $LiOH \cdot H_2O$

	Tonnes (Mt)	Grade (Li_2O%)	Li_2O (kt)	LCE (kt)	$LiOH \cdot H_2O$ (kt)	Cut-Off Grade (% Li_2O)	Metallurgical Recovery[1]
Indicated	28.2	1.11	313,000	774,000	879,000	0.4	71.2
Inferred	15.9	1.02	162,000	401,000	455,000		
Total	44.2	1.08	475,000	1,175,000	1,334,000		

Note 1 – Overall metallurgical recovery from spodumene ore to lithium hydroxide monohydrate

MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 1

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 2 Lithium MRE include tonnage estimates for lithium oxide (Li2O), Lithium Carbonate Equivalent (LCE) whereby one tonne of Li2O is equivalent to 2.473 tonnes LCE, and lithium hydroxide mono-hydrate (LiOH·H2O) tonnage whereby one tonne of Li2O is equivalent to 2.81 tonnes LiOH·H2O. By-product MRE for the Project incorporates Indicated and Inferred category resources totaling 12.99 Mt of quartz, 20.00 Mt of feldspar and 1.82 Mt of mica. Lithium and by-product MRE are reported above a 0.4% Li2O cut-off grade and are current to October 20, 2021. MRE are based on appropriate recovery factors and a lithium hydroxide price of US$15,239 per metric tonne and by-product mineral basket price of US$79.50 for calendar year 2021. Updated MRE will support completion of a Definitive Feasibility Study with an estimated completion date within Q4 2021. Between 2017 and 2021, PLI completed five phases of exploratory drilling that has defined the Mineral Resources presented in this report. The current Mineral Resource block models were prepared using all drilling data available on 3 August 2021. A total of 542 core holes amounting to 80,029 meters (m) define the Core Property deposit. As of the cut-off date, 511 assayed drillholes intersect 76 interpreted mineralized pegmatite bodies. A total of 36 diamond core holes totaling 5,563 m define the Central Property deposit, with 31 holes intersecting 11 interpreted mineralized pegmatite bodies. A total of 14 diamond core holes totaling 2,151 m define the Huffstetler Property deposit, with 11 holes intersecting six interpreted mineralized pegmatite bodies. The Piedmont deposits were sampled using core drillholes at a nominal 40 m spacing along 40 m spaced sections extending out to 80 m on the peripheries of each deposit. Drill hole inclinations were set to optimally intersect pegmatite dikes and inclined sheets at a perpendicular angle. Holes were generally angled at a –45° to –80° inclination. Drill hole bearings were typically between 300° and 310° at the Core and Central properties where pegmatites dip to the southeast and between 135° and 155° at the Huffstetler property where pegmatites dip to the northwest. Mineralization wireframe models were primarily defined by the interpreted extent of spodumene- bearing dikes. Wireframe surfaces were modelled to represent the base of overburden and base of saprolite. Block models were built and constrained by the interpreted pegmatite wireframe model, and weathering and topography boundary surfaces. Block models are oriented to align with deposit trends. Samples composited to 1 m length were used to interpolate percent Li2O, quartz, albite, K-spar and muscovite grades into the block model using Ordinary Kriging (OK). Block grades were validated both visually and statistically. Dry bulk density determinations were obtained using the displacement method. Average densities assigned to MRE models are based on the following rock categorizations with density ranges across the Core, Central and Huffstetler properties in parenthesis: fresh pegmatite (2.70 to 2.85 t/m3), pegmatite

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 3 saprolite (1.86 to 1.90 t/m3), overburden waste (1.23 to 1.31 t/m3), saprolite waste rock (1.36 to 1.41 t/m3) and fresh waste rock (2.84 to 2.95 t/m3). The QP concludes that sufficient data have been obtained through various exploration, sampling, and metallurgical testwork programs to support the geological interpretation of lithium-bearing pegmatite deposits on the Property. The data are of sufficient quantity and reliability to reasonably support the MRE presented in this TRS. The MRE has been classified as Indicated and Inferred based on the guidelines specified by S-K 1300 and the JORC Code. Classification is based upon an assessment of geological understanding of the deposit, geological and grade continuity, drill hole spacing, quality control results, search and interpolation parameters, and an analysis of available density information. Modeled Mineral Resources for each deposit appear to be of sufficient grade, quality, quantity, and coherence to have reasonable prospects for eventual economic extraction by open pit mining methods. The Qualified Person recommends the following actions are completed to support the ongoing Mineral Resource development effort at the Carolina Lithium Project: > Investigate shallow portions of Core Property deposits deemed amenable to early-stage mining through infill drilling and appropriate surface methods, at 20 m to 40 m spacings. An understanding of the short-range variability of mineralization, pegmatite dike orientation, and weathering should be developed, and Measured resource classification criteria established. > Model the extent of major metavolcanic and metasedimentary host rock units to support mine planning at the Core property. Models will improve bulk density estimation and support environmental and geotechnical characterization of waste rock. > Conduct infill drilling to increase data density and support the upgrading of Mineral Resources from Inferred to Indicated throughout the Project. > Undertake a study to identify new exploration targets and prioritize step-out drill targets that expand defined resource pegmatites. > To support exploration targeting across its properties, and to direct future property acquisitions, PLI should continue to synthesize a mineral system model for spodumene bearing pegmatites along the TSB.

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 4 2 Introduction 2.1 Registrant and Terms of Reference This report was prepared for the sole use of Piedmont Lithium Inc. (Piedmont, PLI or the Company) and its affiliated and subsidiary companies and advisors. The Report is intended to provide sufficient information in a single document to support the disclosure of a statement of lithium and by-product Mineral Resources by the Company, as defined under the United States Securities and Exchange Commission (SEC) Regulation S-K 1300 Modernization of Property Disclosures, as well as under the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (JORC Code). All units of measurement used in this report are International System of Units (SI) metric unless otherwise stated. Lithium and by-product resources are reported in metric tonnes. 2.2 Information Sources This technical report is based on information provided by PLI. McGarry Geoconsulting Corp. (MGG) has supplemented this information where necessary with other publicly available information. PLI commissioned MGG to prepare an updated Mineral Resource Estimates (MRE) for lithium and by- product minerals for the Company’s proposed integrated lithium hydroxide business (Carolina Lithium Project or the Project) in Gaston County, North Carolina, USA. By-product minerals include quartz, feldspar, and muscovite mica. The deliverables under the scope of work included: > Geological models and MRE for the Project, > Qualified Person consent for release (“sign-off”) of the MRE generated by MGG, > Technical documentation describing methodology of the resource estimate including required information for JORC Table 1 Section 3. > Technical Report Summary (TRS) providing a statement of lithium resource estimation with compliance elements as stated under the JORC Code and the SEC Regulation S-K 1300. PLI commissioned Marshall Miller & Associates, Inc. (MM&A) to review the resource and associated data presented in this report and to provide assistance with preparation of the report. Kevin Andrews, CPG and Steven A. Keim, PhD, PE completed the review and have contributed to the report. 2.3 Personal Inspections MGG Qualified Person, Leon McGarry (P.Geo) and Author of the TRS, has undertaken multiple personal inspections of the property during 2017, 2018 and 2019 to review exploration sites, drill core and work

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 5 practices. An initial site visit was made between 7 September and 8 September 2017. Data, drilling and geological records were found to be well maintained by PLI personnel and adherence to comprehensive field procedures developed by PLI was observed. Travel to the site was curtailed during 2020 and 2021 due to the impact of the COVID-19 pandemic. MGG Qualified Person monitored exploration at the property completed during this period through remote review of core photography and exploration activities via regular video conferencing with the exploration team. The outcome of site visits and subsequent remote review was the determination that controls to the mineralization are well-understood and that data has been collected in a manner that supports reporting Mineral Resource estimates for the Project in accordance with the JORC Code and SEC Regulation S-K 1300. 2.4 Previously Filed Technical Report Summary No previous Technical Report Summaries have been filed. 3 Property Description 3.1 Location The Carolina Lithium Project is located in a rural area of Gaston County, North Carolina, USA (Figure 3-1), approximately 40 km northwest of Charlotte, North Carolina; 15 km northeast of the town of Kings Mountain, North Carolina; and 10 km southwest of the town of Lincolnton, North Carolina. The Property is centered at approximately 35°23’20”N 81°17”20”W. The Project is located on United States Geological Survey (USGS) Quadrangles: Bessemer City, Lincolnton West and Lincolnton East. The coordinate system and datum for the modeling is UTM-17N, NAD-83.

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 6 Figure 3-1: Piedmont Lithium Property Location Map 3.2 Titles, Claims or Leases Piedmont Property that is the subject of this Report comprise approximately 3,245 total acres (Figure 3-2), of which: 1,526 acres are claims on private property through option or deferred purchase agreements, 113 acres are under a long-term mineral leased agreements, 79 acres are under lease to own agreements, and 1,527 acres are owned by PLI. Private option agreements between PLI and its subsidiaries and the respective landowners grant PLI the exclusive and irrevocable right to access, enter and occupy each property for the purpose of mineral exploration and, upon exercise of the option, to either purchase each property or enter into a long- term mining lease.

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 7 Figure 3-2: PLI Total Land Package For the properties hosting the MRE’s in this report, PLI controls 100% of the surface and mineral rights per one or more of the agreement scenarios described above. Table 3-1 below summarizes the surface and minerals rights per agreement type for all PLI properties. Table 3-1: Summary of land agreement type and acreage for all PLI properties Agreement Type * Total Acres Surface Rights Acres Mineral Rights Acres Option or Deferred Option Agreements 1,526 1,526 1,472.7 Long Term Mineral Lease Agreements 113 113 113 Lease to Own Agreements 79 79 79 Owned Properties 1,527 1,527 1,392.8 Acres - Total 3,245 3,245 3,056.8 *As of August 2021 Neither MGG nor MM&A has carried out a separate title verification for the property and neither company has verified leases, deeds, surveys, or other property control instruments pertinent to the subject resources. PLI has represented to MGG and MM&A that it controls the mining rights to the resources as shown on its property maps, and both MGG and MM&A have accepted these as being a true and accurate depiction of the mineral rights controlled by PLI. The TRS assumes the Property is developed under responsible and experienced management.

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 8 3.3 Mineral Rights PLI supplied property control maps to MGG and MM&A related to properties for which mineral and/or surface property are controlled by PLI. While MGG and MM&A accepted these representations as being true and accurate, MGG and MM&A have no knowledge of past property boundary disputes or other concerns that would signal concern over future mining operations or development potential. Legal mining rights may reflect a combination of fee or mineral ownership and fee or mineral leases through various surface and mineral lease agreements. 3.4 Encumbrances No Title Encumbrances are known. By assignment, MGG and MM&A did not complete a query related to Title Encumbrances. On August 31, 2021 PLI subsidiary Piedmont Lithium Carolinas, Inc. submitted a mining permit application to North Carolina’s Division of Energy, Mineral and Land Resources. The application is under review as of the publication date of this report. In order to undertake mining activities within Gaston County, North Carolina, properties must be zoned I-3 under the Gaston County Unified Development Ordinances. Additionally, mining and quarrying operations within Gaston County require a Special Use Permit approved by the Gaston County Board of Commissioners. As of the date of this report PLI has not submitted applications for I-3 zoning or for a Special Use Permit. 3.5 Other Risks There is always risk involved in property control. PLI has had its legal teams examine the deeds and title control in order to minimize the risk. 4 Accessibility, Climate, Local Resources, Infrastructure and Physiography 4.1 Topography, Elevation, and Vegetation Topography of the area surrounding the Project is typical of the Piedmont Plateau characterized by relatively low, rolling hills. Several creeks bisect the property and are surrounded by flat, swampy floodplains that can extend up to 100 m away from the drainage channel. Surface elevations at the Project range from approximately 300 m above sea level in upland regions to approximately 220 m at stream level.

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 9 The area surrounding the Property is considered rural with a mixture of cleared farmland and forest in the temperate broadleaf category. Vegetation, where present, is a combination of large trees with smaller underbrush and is easily traversable by foot. 4.2 Access and Transport General access to the Project is via a well-developed network of primary and secondary roads. Interstate highway I-85 lies 10 km to the south of the Project area and provides easy access to Charlotte Douglas International Airport 30 km to the east. A rail line borders the Property to the northwest (Figure 3-1). 4.3 Proximity to Population Centers Transport links provide access to Charlotte, North Carolina’s largest city, within an hour’s drive from the Project. The Charlotte metropolitan region has a 2020 population of 2.66 million people. 4.4 Climate and Length of Operating Season North Carolina has a humid subtropical climate with short, mild winters and hot summers. The area around Lincolnton experiences summer temperatures ranging from approximately 20°C to 32°C, with July being the hottest month at an average maximum of 31.4°C. Winter temperatures tend to be close to freezing, with January being the coldest month at an average minimum temperature of –1.4°C. Average precipitation is around 120 cm and is evenly distributed throughout the year, with March being the wettest month with approximately 12 cm of rain. Average annual snowfall for the area totals less than 15 cm per year. The relatively mild climate allows for exploration year-round with little to no weather-related interruptions. Seasonal variations and weather events would be expected to have a small effect on the efficiency of surface mining and concentrator plant operations. Negative impacts would be on a limited basis and last less than a few days. 4.5 Infrastructure There is a significant potential human resource available from towns in the vicinity of the Project, including skilled heavy machinery operators. The Charlotte metropolitan area is home to multiple universities providing for a highly skilled pool of talent. A rail line borders the Property to the northwest. An electrical power infrastructure is already in place feeding power to nearby residents and property owners. Water is also accessible with a shallow water table and two convergent creeks running through the middle of the property. Major transmission lines run immediately south of the Project with 11.5 GW of large scale, low-cost power, within 50 km from the Project. The Transcontinental Gas Pipeline runs through Bessemer City.

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 10 5 History 5.1 Previous Lithium Mining in the Region The Project lies within the Carolina tin-spodumene belt. Mining in the belt began in the 1950’s with the Kings Mountain Mine, currently owned by Albemarle Corporation, and the Hallman-Beam mine near Bessemer City, currently owned by Martin Marietta Corporation. Both former mines are located within approximately 20 km of the Project to the south, near Bessemer City and Kings Mountain, respectively (Figure 3-1). Portions of the Project area were explored and excavated to shallow depths in the 1950’s as the Murphy-Houser mine, owned by the Lithium Corporation of America (predecessor to Livent) (Cooley, 2010). 5.2 Previous Exploration In 2009, Vancouver based North Arrow Minerals Inc. (“North Arrow”) commenced exploration at the property. North Arrow collected a total of 16 rock grab samples in the Core Property area, of which 14 returned above 1% Li2O (Cooley, 2010). Extensive geological mapping outlined over 37 spodumene- bearing pegmatite dikes at the Core Property and confirmed localized historical trenching of these dikes by Lithium Corporation of America (Cooley, 2010). Geological mapping, which captured the location and visual estimate for spodumene, were used for drill hole targeting. North Arrow completed 19 diamond drillholes in 2009/2010. North Arrow subsequently terminated all their property agreement soon thereafter. In 2016, Piedmont (formerly WCP Resources Limited) began optioning surface and mineral rights at the property. Piedmont commenced a renewed exploration effort at the Project which is detailed in Section 7 of this report. 6 Geological Setting, Mineralization and Deposit 6.1 Regional, Local and Property Geology The Project is situated in the Inner Piedmont belt near the Kings Mountain shear zone (Figure 3-1). The Inner Piedmont belt is characterized by Cambrian or Neoproterozoic gneisses, amphibolites, and schists of varying metamorphic grade. These rocks typically lack primary structures and the relationships amongst the rock types are generally undetermined. Several major intrusions occur in the Inner Piedmont, including the nearby Mississippian-aged Cherryville granite. Concurrent dike events extend from the granite, mainly to the east, with a strike that is sub-parallel to the northeast-trending Kings Mountain shear zone. As the dikes progress further from their sources, they become increasingly enriched in incompatible elements including lithium. The enriched pegmatitic dikes are located within

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 11 a 3.5 km wide zone extending from the town of Kings Mountain through Lincolnton. This zone is known as the Carolina Tin-Spodumene Belt (TSB). As shown in Figure 3-1, the Project lies within the TSB. Spodumene pegmatites on the Property are hosted in a fine to medium grained, foliated biotite, hornblende, quartz feldspar gneiss commonly referred to as amphibolite, and metasedimentary rocks including shists and mudstones. The extent of major host rocks is shown in Figure 6-1. Massive to weakly foliated gabbro dikes are encountered over limited extents. Testing indicates that the metasedimentary rocks have the potential to generate acidic conditions. Pegmatites at the Project include spodumene-bearing and spodumene-free dikes. Spodumene-bearing dikes host the lithium and by-product mineral deposits at the Project. Spodumene-free pegmatite dikes have variable orientations. Some share the same trend as the spodumene-bearing dikes and in some instances, there is a gradational contact between them. Spodumene-free pegmatite dikes represent either: an early stage (pre-spodumene) fractionated magma; or a later barren pegmatite system. Intervals logged as barren pegmatite can also represent altered portions of the spodumene-bearing pegmatite. On the Core Property, spodumene-bearing pegmatites are cut by steeply dipping west-northwest trending diabase dikes of 5 m to 10 m thickness at a coordinate northing of approximately 3,916,600 m (Figure 6-1). A schematic stratigraphic column representing the geological setting of the Carolina Lithium Project is presented in Figure 6-2.

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 12 Figure 6-1: Plan View of Core Property Lithology and Mineralized Pegmatite Dikes

Piedmont Lithium Inc. -
Technical Report Summary and
Statement of Resources for the Carolina Lithium Project,
Gaston County, North Carolina
in Accordance with the JORC Code and
United States SEC Standards as of October 20, 2021

Figure 6-2: Stratigraphic Column – Carolina Lithium Project


Saprolite Zone
Triassic Mafic Dyke
Spodumene Bearing Pegmatite
Barren Pegmatite
Amphibolite
Felsic Gneiss
Gabbro
Metasediments

6.2 Mineralization

The spodumene-bearing pegmatites are un-zoned having no apparent systematic variation in primary mineralogy and range from fine grained (aplite) to very coarse-grained. Primary mineralogy consists of spodumene, quartz, plagioclase, potassium-feldspar, and muscovite. *Table 6-1* presents average compositional mineral proportions derived from normative minerology calculations on X-ray Fluorescence (*XRF*) drill core assay data .

Table 6-1. Average Compositional Mineral Proportions for Spodumene-bearing Pegmatites at the Project

Mineral	Compositional Average (%)		
	Core	Central	Huffstetler
Spodumene	13.6	16.7	11.8
Quartz	29.4	29.4	28.8
Albite	35.7	35.6	36.4
K-spar	9.7	8.9	12.2
Muscovite	4.3	3.7	3.2
Biotite	1.9	1.6	3.4
Residual	5.5	4.1	4.1

MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 13

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 14 6.3 Alteration Several types of alteration are observed at the Project. Within the amphibolite and metasedimentary host rock, the most common types of alteration are chlorite, epidote, and potassic alteration. Holmquistite alteration of the amphibolite occurs as a metasomatic replacement at the margins of lithium rich pegmatites. At the Project, holmquistite alteration is distinguished by a light blue color and acicular habit (Figure 6-3) and is observed as both small veinlets and massive zones that usually occur within 2 m of the contact between amphibolite and spodumene pegmatite (Piedmont Lithium, 2017). Within the spodumene pegmatites, spodumene shows varying alteration intensity from fresh to complete replacement. Spodumene is typically altered to a greater degree than other compositional minerals. The most common types of spodumene alteration are clay, muscovite, and feldspar replacement (Piedmont Lithium, 2017). The distinguishing features of clay alteration of spodumene are the softness and lack of cleavage planes in the spodumene crystals. Muscovite alteration of spodumene results in pseudomorphs of muscovite after spodumene (Figure 6-4). Figure 6-3: Examples of Holmquistite Left: Sample of massive holmquistite showing asbestiform habit (hole 17-BD-54, 94.73–94.90 m). Right: Sample of amphibolite with vein of blue-colored holmquistite (hole 17-BD-82 94.49–94.59 m). Figure 6-4. Pegmatite showing Pseudomorphs of Muscovite after Spodumene (Hole 17-BD-121 72.24–72.44 m

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 15 6.4 Deposits 6.4.1 Core Spodumene-bearing pegmatites on the Core Property are assigned to three major corridors shown in Figure 6-1: the B-G corridor and S corridor (cross section view in Figure 6-5) and the F corridor (cross section view in Figure 6-6). Corridors extend over a strike length of up to 2 km and commonly have a set of thicker dikes of 10 m to 20 m true thickness at their core. These major dikes strike northeast and dip steep to moderately toward the southeast. Dikes are intersected by drilling to a depth of 300 m down dip. Dikes are curvi-planar in aspect. At the Core property, dikes are commonly interconnected by flat to shallow-dipping sills and inclined sheets that are encountered over broad lateral extents but rarely outcrop at surface. These sills and sheets are tested by drilling over 600 m along strike and 500 m down dip where they remain open and can be projected between major corridors as shown in Figure 6-5 and Figure 6-6. The true thickness of individual sills and inclined sheets range from 1 m to 18 m. A representative closely spaced series of sills and inclined sheets typically has a cumulative thickness greater than 10 m. Spodumene-bearing pegmatites, or a closely spaced series of such pegmatites, can be traced between drillhole intercepts and surface outcrops for over 1.7 km. Although individual units may pinch out, the deposit is open at depth. The Mineral Resource has a maximum vertical depth of 210 m from surface. Ninety-two (92) percent of the Mineral Resource is within 150 m of the topography surface. 6.4.2 Central Spodumene-bearing pegmatites on the Central Property fall within a corridor that extends over a strike length of up to 0.6 km and contains a pair of 10 m to 20 m true thickness dikes (see inset plan map in Figure 6-7). These major dikes strike northeast and dip steeply to the southeast. Dikes are intersected by drilling to a depth of 225 m down dip (Figure 6-7). Although individual pegmatite bodies may pinch out, the deposit is open along strike and down dip and is primarily confined by the property boundary. The Central mineral resource has a maximum vertical depth of 275 m below surface. On average, the model extends to 200 m below surface. Seventy-five (75) percent of the Central Mineral Resource model is within 150 m of the topography surface. 6.4.3 Huffstetler Spodumene-bearing pegmatites on the Huffstetler Property fall within a corridor that extends over a strike length of up to 0.4 km (see inset plan map in Figure 6-8) and form a stacked series of inclined sheets that range from 2 m to 18 m true thickness (Figure 6-8). Inclined sheets strike northeast and dip moderately to the northwest. Spodumene bearing pegmatites are intersected by drilling to a depth of 200 m down dip from surface; however, up-dip extents are limited by the southeastern edge of the permit boundary. Although individual units may pinch out, the deposit is open at depth and along

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 16 strike. The Huffstetler Mineral Resource has a maximum vertical depth of 150 m below the ground surface. Figure 6-5: Cross section of Steep Dikes at Core B-G Corridor (left) and S Corridor (right) Connected by a Sill

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 17 Figure 6-6: Cross Section of Steep Dikes at Core F Corridor Interconnected by Sills Figure 6-7: Cross Section of Steep Dikes at the Central Property

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 18 Figure 6-8: Cross Section at the Huffstetler Property 7 Exploration 7.1 Nature and Extent of Exploration Extensive exploration supports this resource estimate and is comprised of surface mapping and extensive subsurface drilling carried out on the Property. Exploration has predominantly been carried out by PLI, with a small number of initial exploratory holes completed by North Arrow. PLI’s exploration of the Property has been carried out by professional geologists in adherence to established operating procedures that have been verified by the QP. To date, exploration has been concentrated on the Core, Central and Huffstetler deposit areas detailed below. 7.1.1 Core Property As of the 3 August 2021 cut-off date, 542 core holes totaling 80,029 m had been drilled at the Core Property. Table 7-1 shows the breakdown of drilling with regard to the historical drilling completed by North Arrow and the subsequent drilling programs completed by PLI which include 505 diamond core holes and 18 sonically drilled holes. The extent of drilling at the Core property is shown in Figure 7-1.

Piedmont Lithium Inc. -
Technical Report Summary and
Statement of Resources for the Carolina Lithium Project,
Gaston County, North Carolina
in Accordance with the JORC Code and
United States SEC Standards as of October 20, 2021

Table 7-1: Core Drilling Campaigns Undertaken by Piedmont and Historical Data Included in the Core Property MRE

Year(s)	Company	Phase	No. of holes	Hole size*	Meters	Hole ID (from)	Hole ID (to)
2009–2010	North Arrow	Historical	19	HQ/NQ	2,544	09-BD-01	10-BD-19
2017	Piedmont	Phase 1	12	HQ/NQ	1,667	17-BD-20	17-BD-31
2017	Piedmont	Phase 2	93	HQ/NQ	12,408	17-BD-32	17-BD-124
2017–2018	Piedmont	Phase 3	124	HQ/NQ	21,530	17-BD-125	18-BD-248
2018–2020	Piedmont	Phase 4	90	HQ/NQ	14,766	17-BD-249	19-BD-338
2020-2021	Piedmont	Phase 5	186	HQ/NQ	26,825	20-BD-339	21-BD-524
2020	Piedmont	Phase 5	18	Sonic	289	20-SBD-001	20-SBD-0018
ALL	Piedmont	Total	542	HQ/NQ	80,029	09-BD-01	21-BD-524

At the cut-off date, lithology data were available for all holes up to and including drillhole 21-BD-524. Assay results were available up to and including drill hole 21-BD-491, drill hole 21-BD-494, and drillholes 21-BD-496 to 21-BD-502.

7.1.2 Central Property

At the cut-off date, 36 diamond core holes totaling 5,563 m had been drilled at the Central Property as detailed in *Table 7-2*. The extent of drilling at the Core property is shown in *Figure 7-2*.

Table 7-2: Core drilling campaigns undertaken by Piedmont and historical data included in the Central Property MRE

Year(s)	Company	Phase	No. of holes	Hole size*	Meters	Hole ID (from)	Hole ID (to)
2018–2019	Piedmont	Phase 4	30	HQ/NQ	4,675	18-CT-001	19-CT-030
2020	Piedmont	Phase 5	6	HQ/NQ	888	20-CT-031	20-CT-036
ALL	Piedmont	Total	36	HQ/NQ	5,563	18-CT-001	20-CT-036

7.1.3 Huffstetler Property

At the cut-off date, 14 diamond core holes totaling 2,151 m had been drilled at the Huffstetler Property as detailed in *Table 7-3*. The extent of drilling at the Core property is shown in *Figure 7-3*.

Table 7-3: Core Drilling Campaigns Undertaken by Piedmont and Historical Data Included in the Huffstetler Property MRE

Year(s)	Company	Phase	No. of holes	Hole size*	Meters	Hole ID (from)	Hole ID (to)
2020	Piedmont	Phase 5	14	HQ/NQ	2,151	20-HF-001	20-HF-0014

MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 19

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 20 Figure 7-1: Extent of drilling at the Core property

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 21 Figure 7-2: Extent of drilling at the Central property Figure 7-3: Extent of drilling at the Huffstetler property

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 22 7.2 Non-Drilling Procedures and Parameters Non-drilling exploration procedures included testing of soil samples and surface rock exposures, geologic mapping, and surface geophysics surveying. The soil sampling program, along with surface rock sampling and mapping, proved successful in identifying high priority drill targets for spodumene- bearing pegmatites. Soil and rock testing, as well as geologic mapping, results were only used as prospecting tools and are not included as data points for the resource estimate. Soil testing to identify blind spodumene-bearing pegmatite dikes involved collection, documentation, and laboratory testing of 2,410 soil samples from numerous test lines across PLI’s properties. The soil sampling was initially calibrated in areas known to contain spodumene-bearing pegmatites, and then subsequently used as a guide for planning core drilling locations as exploration progressed. Soil samples were collected using a hand-operated soil auger from depths ranging from six to 36 inches below top of ground. Lithium assays ranged from below detection limit (BDL) to 2,306 ppm. Rock collected and tested included float, subcrop and outcrop samples. These occurrences ranged in size from fist-size float to meter-scale subcrop blocks. Lithium values from the samples ranged from 0.01% Li2O to 4.37% Li2O. Locations of the samples were recorded with a handheld GPS unit. Outcrop was observed to exist predominantly associated with moderately southeast-dipping pegmatites. The presence of spodumene in surface exposures was found to be indicative of spodumene down-dip. Mapping and testing of the surface exposures were only used as prospecting tools and are not included as data points for the mineral resource estimate. Geophysics, in the form of a ground magnetic survey, totaling 43.05 line-km, was conducted over Core and Central properties with a minimum of 40 m line spacing. The ground magnetic survey was marginal, at best, in Identifying pegmatites. 7.3 Drilling Procedures A substantial amount of drilling has been completed for the Project. The drilling has ranged from exploration to deposit delineation. The vast majority of the drilling has been diamond core drilling with one small sonic drilling campaign completed. 7.3.1 North Arrow North Arrow completed a total of 2,544 m of core drilling in 19 drillholes in programs conducted in the fall of 2009 and spring of 2010. Drill cores were recovered as HQ for weathered bedrock (saprolite) with high clay content and as NQ for deeper un-weathered bedrock. The dip of the drill hole at depth was measured with up to four acid tests per hole. Descriptions of the drill core were logged and are stored digitally. The drill logs include notes on the lithological units, alteration, estimated amount of spodumene mineralization in pegmatite units, textures, grain size, and magnetic susceptibility.

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 23 7.3.2 Piedmont PLI has completed a total of 85,199 m of core drilling in 574 drillholes at the Core, Central and Huffstetler properties. Drilling was conducted in five phases from 2017 to 2021. All diamond drillholes were collared with HQ and were transitioned to NQ once non-weathered and unoxidized bedrock was encountered. Oriented core was collected by a qualified geologist at the drill rig from 103 drillholes using the Reflex ACT III tool. Orientated core measurements were collected for lithology contact, foliation, vein, fault, shear, and fold plane angles. Downhole surveying was performed on each hole using a Reflex EZ-Trac multi-shot instrument. Readings were taken approximately every 15 m that recorded depth, azimuth, and inclination. Drill collars were located with the differential global positioning system (GPS) with the Trimble Geo 7 unit which resulted in accuracies of less than 1 m. Geological data was collected in sufficient detail to aid in Mineral Resource estimation. Core logging consisted of marking the core, describing lithologies, geologic features, percentage of spodumene and structural features measured to core axis. The core was photographed wet before logging and again immediately before sampling with the sample numbers visible. All the core from the 574 holes reported was logged. 7.4 Hydrology and Hydrogeology Hydrogeological assessment for the project was completed by HDR, Inc. (HDR). The tasks involved included surface water and groundwater quality monitoring; streamflow monitoring; pump testing; groundwater level monitoring; and creation of a groundwater model using MODFLOW. MM&A has received and reviewed memorandums and data summaries from HDR. HDR reports on the hydrogeology of the project area include “Technical Memorandum: Aquifer Test, Piedmont Lithium – Gaston County, North Carolina” (revised version submitted February 18, 2019) and “Technical Memorandum: Groundwater Model, Piedmont Lithium – Gaston County, North Carolina” (submitted June 28, 2019). An additional groundwater modeling report, titled “Technical Memorandum: Groundwater Model – Piedmont Lithium, Gaston County, North Carolina”, was also completed by HDR in August 2021. HDR’s groundwater modeling results form a basis for selection of pit dewatering equipment and operating cost considerations. The project will involve pumping from two pits simultaneously at times throughout the mine life, with pumping rates varying depending on the stage of mining and pits being excavated. The predicted dewatering rates range from 575 gallons per minute (gpm) in the first year to maximum pumping rates of 2,300 gpm and 2,000 gpm in years 2 and 12, respectively. The estimated average for the mine life is on the order of 1,400 gpm. 7.5 Geotechnical Data MM&A has completed geotechnical characterization and pit slope stability assessment tasks including basic laboratory rock strength testing, discontinuity orientation data collection, kinematic bench-scale

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 24 stability assessment, and overall pit slope stability assessment. The pit slope stability assessment, initially completed in 2019 and supplemented in 2021, provides guidance with regard to bench, inter- ramp, and overall pit slope for pit design. In January 2021, MM&A conducted additional geotechnical drilling and data collection for specific areas of the planned pits. Results of the geotechnical assessment yielded recommendations for an overall pit wall angle of 51 degrees assuming a bench angle of 75 degrees, a final bench height of 24 m, a final berm width of 9.5 m, and a single 30 m haul road ramp width. 8 Sample Preparation Analyses and Security 8.1 Sample Collection and Security Diamond drill core was cut in half with a diamond saw. Standard sample intervals were a minimum of 0.35 m and a maximum of 1.5 m for both HQ and NQ drill core, taking into account lithological boundaries (i.e., sampled to, and not across, major contacts). Core was cut in half with a diamond saw. Samples were numbered sequentially with no duplicates and no missing numbers. Triple tag books using nine-digit numbers were used, with one tag inserted into the sample bag and one tag stapled or otherwise affixed into the core tray at the interval the sample was collected. Samples were placed inside pre-numbered sample bags with numbers coinciding to the sample tag. Drill core samples and surface rock samples were shipped directly from the core shack by the project geologist in sealed rice bags or similar containers using a reputable transport company with shipment tracking capability to maintain chain of custody. Each bag was sealed with a security strap with a unique security number. The containers were locked in a shed if they were stored overnight at any point during transit, including at the drill site prior to shipping. The laboratory confirmed the integrity of the rice bag seals upon receipt. 8.2 Laboratory Procedures 8.2.1 North Arrow Historical samples (holes 09-BD-01 through 10-BD-19) were submitted to the commercial independent laboratory Acme Analytical Laboratories (AcmeLabs) in Vancouver for analysis. AcmeLabs was accredited with ISO/IEC 17025 by the Standards Council of Canada (SCC) for the methods employed. Each sample was subjected to: a four-acid digestion and analysis for 40 elements (including lithium) using a combination of ICP-ES (inductively coupled plasma emission spectrometry) and ICP-MS (inductively coupled plasma mass spectrometry) methods (Acme method 7TX); or sodium peroxide fusion and lithium analysis by ICP-ES (Acme method 7PF-Li).

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 25 8.2.2 Piedmont Phase 1 Exploration Piedmont Phase 1 samples were shipped to the independent commercial laboratory Bureau Veritas Minerals Laboratory (BV) in Reno, Nevada. BV is accredited with ISL-certification for the methods employed. > The preparation code was PRP70-250 (crush to 70% of sample <2 mm, pulverize 250 g to 85% <75 μm). > The analysis code was MA270 (multi-acid digestion with either an ICP-ES or ICP-MS finish), which has a range for Li of 0.5% to 10,000 ppm (1%) Li. This digestion provides only partial analyses for many elements in refractory minerals, including Ta and Nb. It does not include analyses for Cs. > The over-range method code for Li >10,000 ppm is PF370, which uses a peroxide fusion with an ICP-ES finish and has lower and upper detection limits of 0.001% and 50%, respectively. The laboratory was instructed to implement the over-range method in all samples that exceed 5,000 ppm Li to allow for poor data precision near the upper limit of detection using MA270. 8.2.3 Piedmont Phases 2 to Phase 5 Exploration All surface and drill core rock samples were shipped to the independent commercial laboratory SGS Minerals - Lakefield (SGS), Ontario, Canada. SGS is accredited with ISO/IEC 17025 certification and has a Quality Management System that conforms to ISO 9001: > Prior to 2020, the preparation code was CRU21 (crush to 75% of sample <2mm). Starting in 2020 the code was changed to CRU16 (crush to 90% of sample <2 mm). The pulverization code remains PUL45 (pulverize 250g to 85% <75 μm). > Prior to August 2017 the analysis code was GE ICM40B (multi-acid digestion with either an ICP-ES or ICP MS finish), which has a range for Li of 1 to 10,000 (1%) ppm Li. > Starting in August 2017, samples were analyzed using GE ICP91A Li only. The over-range method code for Li >5,000 ppm is GE ICP90A, which uses a peroxide fusion with an ICP finish, and has lower and upper detection limits of 0.001% and 5% respectively. > In 2020, the analysis code was changed to GE ICP92A50, which uses a peroxide fusion with an ICP finish, and has lower and upper detection limits of 0.001% and 5% respectively. 8.2.3.1 Soil samples Soil samples were analyzed using GE_ICM40B (49 element ICP package) at SGS Laboratories in Lakefield, Ontario & Burnaby, British Columbia. Blanks and certified standard materials (CRM’s) were inserted at the recommended rate.

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 26 8.2.3.2 Bulk Density Bulk density measurements for Phase 2 drilling were made on each drillhole (one host rock and one mineralized rock) at SGS using the immersion method analyses code GPHY04V. Saturated and dry bulk densities for Phase 3, Phase 4 and Phase 5 drill programs were collected by Piedmont geologists using a triple beam scale and the immersion method. 8.2.3.3 X-Ray Fluorescence Upon completion of Phase 3 drill sample lithium analysis, sample intervals falling within the Core Property deposit model were identified for subsequent whole rock analysis by SGS using borate fusion followed with XRF (SGS analysis code GO XRF76V). The same analytical procedure was used for whole rock analysis of all Phase 4 and Phase 5 drill core containing spodumene-bearing pegmatite at the Core, Central and Huffstetler properties. 8.2.3.4 Normative Minerology Calculations Normative mineralogy was calculated from total fusion XRF major element data using a least squares method (MINSQ – Herrmann, W. and Berry, R.F., 2002, Geochemistry: Exploration, Environment, Analysis, volume 2, pp. 361-368). The normative calculations were validated against and corrected where necessary using x-ray diffraction (XRD) Rietveld semi-quantitative mineralogical data from 38 sample pulps selected to represent a range of chemical compositions and mineralogy, as well as three QEMSCAN analyses of composite samples prepared for metallurgical test work. 8.3 QAQC Controls Examination of the QAQC sample data obtained by PLI and North Arrow indicates satisfactory performance of field sampling protocols and assay laboratories providing acceptable levels of precision and accuracy. Based on an assessment of the data, the Qualified Person considers the entire dataset to be acceptable for resource estimation with assaying posing minimal risk to the overall confidence level of the MRE. 8.3.1 North Arrow Data quality was monitored through the submission of coarse blank (marble) material and two company Standard Reference Materials (SRMs) produced from spodumene concentrates from the Tanco Li-Cs-Ta (LCT) pegmatite mine, Manitoba, Canada (Arne, 2016). Marble was used as coarse blank material submitted with the core samples (Arne, 2016). No duplicate were collected during the program. A review undertaken by independent consulting geochemist Dennis Arne in 2016 found that “The standard reference materials used by North Arrow Minerals and AcmeLabs have returned acceptable results within their control limits. There is evidence for only slight possible cross contamination of Li between samples” but that “the cross-contamination has not been of a significant level”.

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 27 8.3.2 Piedmont PLI has maintained QAQC protocols and surveillance of CRM, blank and duplicate sample results during all exploration phases. PLI QAQC data undergo regular independent review by consulting geochemist Dennis Arne. The following section contains a summary of information provided in Arne (2017, 2017a, 2018, 2018b, 2019, 2019b, 2021 and 2021a). A CRM or coarse blank was included at the rate of one for every 20 drill core samples (i.e., 5%). The CRMs used for this program were supplied by Geostats Pty Ltd of Perth, Australia. A sequence of these CRMs covering a range in Li values and, including blanks, were submitted to the laboratory along with all dispatched samples so as to ensure each run of 100 samples contains the full range of control materials. The CRMs were submitted as “blind” control samples not identifiable by the laboratory. Marble was used as coarse blank material submitted with the core samples. Sampling precision was monitored by selecting a sample interval likely to be mineralized and splitting the sample into two quarter-core duplicate samples over the same sample interval. These samples were consecutively numbered after the primary sample and recorded in the sample database as “field duplicates” and the primary sample number recorded. Field duplicates were collected at the rate of 1:20 samples when sampling mineralized drill core intervals. Random sampling precision was monitored by splitting samples at the sample crushing stage (coarse crush duplicate) and at the final subsampling stage for analysis (pulp duplicates). The coarse jaw- crushed, reject material was split into two preparation duplicates, sometimes referred to as second cuts, crusher, or preparation duplicates, which were then pulverized and analyzed separately. These duplicate samples were selected randomly by the laboratory. Analytical precision was also monitored using pulp duplicates, sometimes referred to as replicates or repeats. Data from all three types of duplicate analyses was used to constrain sampling variance at different stages of the sampling and preparation process. 9 Data Verification 9.1 Procedures of Qualified Person MGG’s QP Leon McGarry visited the site on several occasions as detailed in Section 2.3 on page 4. Visual validation of mineralization against assay results was undertaken for several holes. Verification core samples were collected by Leon McGarry. 9.1.1 Data Import and Validation All drill hole data was imported into Micromine™ software version 15.08. Validation of the data was then completed which included checks for:

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 28 > Logical integrity checks of drillhole deviation rates > Presence of data beyond the hole depth maximum > Overlapping from-to errors within interval data. Visual validation checks were also made for obviously spurious collar coordinates or downhole survey values. 9.2 Limitations Travel to the site was curtailed during 2020 and 2021 due to the impact of the COVID-19 pandemic which limited the QP’s ability to independently verify aspects of Phase 5 exploration that required personal inspection. This limitation was mitigated by remote monitoring of exploration activities via regular video conferencing and through review of core photography. The QP did undertake personal inspections from 2017 to 2019 to verify exploration phases 1 to 4. As with any exploration program, localized anomalies cannot always be discovered. The greater the density of the samples taken, the less the risk. Once an area is identified as being of interest for inclusion in the mine plan, additional samples are taken to help reduce the risk in those specific areas. 9.3 Opinion of Qualified Person Sufficient data have been obtained through various exploration and sampling programs to support the geological interpretations at the Property. The data are of sufficient quantity and reliability to reasonably support the lithium resource estimates in this TRS. 10 Mineral Processing and Metallurgical Testing The company has completed multiple phases of metallurgical testwork that adequate to support the disclosure of Mineral Resource estimates. On 17 July 2019 the company reported the ASX results of an updated Scoping Study (“Scoping Study”) for the project. The Scoping Study report presented a summary of metallurgical test work completed, extracts of which are presented below. 10.1 2019 Program In 2019 PLI engaged the independent commercial laboratory SGS, Ontario, Canada, to undertake a metallurgical testwork program. SGS is accredited with ISO/IEC 17025 certification and has a Quality Management System that conforms to ISO 9001. The testwork program included sample preparation, mineralogical analyses, grindability, magnetic separation, hydraulic classifier test, heavy liquid separation (HLS), dense medium separation (DMS), flotation optimization bench-scale testwork, locked cycle test (LCT), and solid/liquid separation (Primero, 2021).

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Technical Report Summary and
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Gaston County, North Carolina
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The goals of the testwork program were to collect sufficient metallurgical data for a PEA-level study, and to develop a preliminary flowsheet for lithium beneficiation. The target final spodumene concentrate grade was 6% Li_2O with lithium recovery of 80% or higher. The key contaminant level of Fe_2O_3 in the spodumene concentrate was targeted below 1% (Primero, 2021).

10.1.1 Samples

The completed test work programs examined composited samples collected from multiple exploration corridors within the Project's Core Property area.

Ten variability samples from the Piedmont Lithium Project were shipped to SGS for a Preliminary Economic Assessment (PEA) level metallurgical testwork program. Var 1, Var 3, Var 4, Var 5, and Var 7 were the main variability samples to be tested and were combined to create three samples (New Var 1, Var 3, New Var 7), based on instructions from Piedmont Lithium. (Piedmont, 2021a)

The amount and areal extent of sampling for geological data is generally sufficient to represent the quality characteristics of the lithium-bearing pegmatites.

10.1.2 Concentrate Metallurgy

Dense Medium Separation ("DMS") and flotation Locked-Cycle Tests ("LCT") produced high quality spodumene concentrate with a grade above 6.0% Li_2O, iron oxide below 1.0%, and low impurities from composite samples. Table 10-1 shows the results of composite tests on the preferred flowsheet which were previously announced on July 17, 2019. The feed grade of the composite sample was 1.11% Li_2O. (Piedmont, 2021a)

Table 10-1: Dense Medium Separation and Locked Cycle Flotation Test Results - Composite Sample 1 (Piedmont, 2021a)

Sample	Concentrate Grade Li_2O (%)	Fe_2O_3 (%)	Na_2O (%)	K_2O (%)	CaO+ MgO + MnO (%)	P_2O_5 (%)
Dense Medium Separation	6.42	0.97	0.56	0.45	0.51	0.12
Locked-Cycle Flotation	6.31	0.90	0.68	0.52	1.25	0.46
Combined Concentrate	6.35	0.93	0.63	0.49	0.96	0.32

10.1.2.1 Quartz and Feldspar Metallurgy

The production of bulk quartz and feldspar concentrates as by-products from the spodumene locked-cycle flotation tailings was investigated. Six individual batch tests were conducted with the quartz and feldspar concentrates being composited. The results of these tests that were previously announced on May 13, 2020 are provided in Table 10-2 (Piedmont, 2021a).

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Technical Report Summary and
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Table 10-2: Average Results of Locked Cycle By-product Tests (from Spodumene Concentrate Tailings) (Piedmont, 2021a)

	Li_2O	SiO_2	Al_2O_3	K_2O	Na_2O	CaO	MgO	MnO	P_2O_5	Fe_2O_3
Quartz Concentrate	0.02	99.0	0.32	0.04	0.11	0.01	0.01	0.01	0.01	0.01
Feldspar Concentrate	0.12	68.0	19.35	2.45	9.30	0.17	0.04	0.01	0.15	0.05

10.2 2018 MRL Program

In 2018 Piedmont engaged the independent fee-for-service **Minerals Research Laboratory (*MRL*)** at North Carolina State University, USA to conduct bench-scale testwork on samples obtained from the Company's MRE within the Core Property for by-products quartz, feldspar, and mica. MRL is recognized as a center of expertise in the specific field of mineral characterization, analysis, and economic utilization.

An objective of the testwork program was to develop optimized conditions for spodumene and by-product flotation and magnetic separation for both grade and recovery which would then be applied to future testwork.

The results of the 2018 program were announced on July 17, 2018. Except for Mica testwork summarized below, the results of the 2018 MRL Program are superseded by the 2019 SGS program.

10.2.1 Samples

The completed test work programs examined composited samples collected from Phase 1 and Phase 2 drill core obtained from the B, G and F Corridors at the Core property. Four samples were prepared for the flotation testwork program named B, G, F, and F2. The amount and areal extent of sampling for geological data is generally sufficient to represent the quality characteristics of the lithium-bearing pegmatites.

10.2.2 Mica Metallurgy

Summary mica concentrate data are shown in *Table 10-3*.

Table 10-3: Bench Scale Mica Physical Properties Results (Piedmont, 2021a)

Parameter	Unit	Optimized Value
Particle Size	Medium to Very Fine	40 – 325 Mesh
Bulk Density	g/cm^3	0.681-0.682
Grit	%	0.70-0.79
Photovoltmeter	Green Reflectance	11.2-11.6
Hunter Value	± a [Redness(+) Greenness(-)]	0.27-1.25
Hunter Value	± b [Yellowness(+) Blueness(-)]	44.77-46.07

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Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 31 Mica quality is measured by its physical properties including bulk density, grit, color/brightness, and particle size. The bulk density of mica by-product generated from Piedmont composite samples was in the range of 0.680-0.682 g/cm3. (Piedmont, 2021a) The National Gypsum Grit test is used mostly for minus 100-mesh mica which issued as joint cement compound and textured mica paint. The specification for total grit for mica is 1.0%. Piedmont sample grit results were in the range of 0.70-0.79%. Color/brightness is usually determined on minus 100-mesh material. Several instruments are used for this determination including the Hunter meter, Technedyne and the Photovoltmeter. The green reflectance is often reported for micas and talcs. Piedmont Green Reflectance results were in the range of 11.2-11.6 (Piedmont, 2021a). The ratio of the reflected green light to the incident light was approximately 11%. 10.3 Discussion The materials targeted for extraction comprise spodumene, quartz, feldspar, and mica minerals for which metallurgical processing methods are well established. Data derived from the metallurgical testwork reported by the company is adequate to support the disclosure of Mineral Resource estimates and indicates that: > Spodumene concentrate grades exceed 6.0% Li2O and are less than 1.0% Fe2O3. > Quartz samples have characteristics comparable to marketable quartz products. > Feldspar concentrate, comprised of albite and K-spar minerals, has characteristics comparable to marketable feldspar products. > Muscovite mica concentrate has physical properties comparable to marketable muscovite products. The QP has assumed that metallurgical concerns will not pose any significant impediment to the economic processing and extraction of spodumene from mined pegmatite. Pegmatites at the Central and Huffstetler properties have comparable physical properties to Core Property pegmatites and have similar mineralogical proportions. Central and Huffstetler pegmatites are therefore concluded to have comparable spodumene and by-product specifications. 11 Mineral Resource Estimates 11.1 Assumptions, Parameters and Methods 11.1.1 Geological Modelling MGG Qualified Person Leon McGarry created a geologic model to define the lithium and by-product Mineral Resources for the Project. Geological modeling was undertaken by MGG using Micromine™ geological modelling software version 15.08. Lithological and structural features were defined based

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Technical Report Summary and
Statement of Resources for the Carolina Lithium Project,
Gaston County, North Carolina
in Accordance with the JORC Code and
United States SEC Standards as of October 20, 2021

upon geological knowledge of the deposit derived from drill core logs and geological observations on surface. The following features were wireframed:

11.1.1.1 Spodumene Dikes

At the Carolina Lithium project, lithium mineralization is present within spodumene-bearing pegmatite dikes which are hosted in altered amphibolite and metasediments. The lithium bearing mineral holmquistite occurs as a metasomatic replacement alteration that locally occurs within the host rocks adjacent to the mineralized pegmatites. Lithium cannot be economically recovered from holmquistite, and intervals of wall rock are excluded from the model where possible. Resource modeling is based on logged spodumene pegmatite lithology (coded "SBPEG" or "SPEG" in Piedmont logging), not Li_2O mineralization grade alone.

In discreet areas of limited extent, spodumene is altered with clay, muscovite, and feldspar replacement of varying intensity. A nominal low-grade limit of 0.25% Li_2O for pegmatite interpretation was developed to approximate the boundary between less and more intensely altered pegmatite seen in the histogram of Li_2O grades for spodumene bearing pegmatite samples (*Figure 11-1*). Pegmatite intervals below 0.25% Li_2O were reviewed on a case-by-case basis. Where low-grade intervals occur at the periphery of the deposit, they are excluded from the mineralization model.

Figure 11-1: Li_2O % Grades in Spodumene-bearing Pegmatites


Log Histogram for Li2O_pct_Best
Speg,SpegF,SPEG,SBPEG,speg,sbpeg,ALTPEG
25
50
M
75
Frequency (% of 10017 points)
0
2
4
6
8
10
0.005
0.01
0.05
0.1
0.5
1
5
Li2O_pct_Best

Pegmatite orientations are interpreted to be controlled by their emplacement within hydro-fractures propagated along preferential structural pathways within the amphibolite and metasedimentary facies host rocks. Pegmatites are classified as either steep dikes, moderately dipping inclined sheets, or shallow dipping sills.

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Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 33 At the Core and Central properties, dikes and inclined sheets strike northeast and dip to the southeast at between 40° and 90°. At the Core and Huffstetler Properties, numerous flatter pegmatite sheets dip at between 0° and 45° in directions ranging from the north-northeast to south-southeast, and less frequently to the northwest as at the Huffstetler property. String polygons are interpreted on sections spaced at 40 m in well drilled areas, with section spacings of up to 80 m in sparsely drilled areas. Each cross section was displayed with drillhole traces color-coded according to lithology code and with Li2O values. The following techniques were employed whilst interpreting the mineralization: > Each cross section was displayed on screen with a clipping window equal to a half distance from the adjacent sections. > Polygon nodes were snapped to drillhole intervals of spodumene pegmatite. Additional nodes were inserted to strings and snapped to regular 40 mRL intervals to aid wireframe modeling and modeling tie lines in plan view. > Entire intervals of spodumene pegmatite were typically selected for modeling, regardless of the presence of low-grade material associated with partial alteration. Occasionally interstitial waste of up 2 m may be included for the sake of continuity. However, if there is a gap of more than 2 m, or the interval is likely to be a separate feature, it was not included in the modeled interval. These rules were applied on a case-by-case basis. > No minimum thickness criteria are used for modeling, but a pegmatite must be present in at least two drillholes and on at least two sections. > If a mineralized envelope did not extend to the adjacent drill hole section, it was projected halfway to the next section and terminated. The general direction and dip of the envelopes was maintained, although the dike thickness was reduced from the last known intersection. > Polygon interpretations are extended a typical distance of 40 m to 60 m from the nearest SPEG interval, dependent on the local continuity of dikes. The interpreted strings were used to generate three-dimensional (3D) solid wireframes for the mineralized envelopes. Every section was displayed on-screen along with the closest interpreted section. If the corresponding envelope did not appear on the next cross section, the former was projected halfway to the next section, where it was terminated. > On the Core Property, 76 spodumene-bearing pegmatite dike portions are modeled that are considered sufficient for use as MRE domains. > On the Central Property, 11 spodumene-bearing pegmatite dike portions are modeled that are considered sufficient for use as MRE domains.

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 34 > On the Huffstetler Property, six spodumene-bearing pegmatite dike portions are modeled that are considered sufficient for use as MRE domains. 11.1.1.2 Topography Modelling utilized a topographic digital terrain model (DTM) that incorporates LiDAR and photogrammetry data with high accuracy RTN-GPS survey control. The LiDAR data has an accuracy class of +/- 0.1 m. Relative to the topography, surveyed collar coordinates have an average difference of 2 m ranging from -6 m to 26 m. Obvious differences are noted where tree cover and vegetation is dense often associated with gullies and ridges. To account for these differences drill collars are projected on to the DTM surface. 11.1.1.3 Weathering At the Carolina Lithium Project properties, weathering profiles were modeled for the following features described in Section 6.3: > Base of overburden surface, extending to a maximum depth of approximately 12 m with an average depth of approximately 2 m. > Base of saprolite surface, extending to a maximum depth of approximately 48 m with an average depth of approximately 15 m. For each feature, 3D points representing the base overburden interval and saprolite depth are extracted from each drillhole log. Points are filtered to remove inconsistent and possibly mis-logged intervals. Depths are contoured at a 10 m2 resolution. Overburden and saprolite wireframes are generated from gridded overburden depths offset from the topography surface. Example cross sections through the base of overburden model and base of saprolite model are shown in Figure 6-5 to Figure 6-7. 11.1.2 Statistical and Geostatistical Analysis Before undertaking the resource estimate, statistical assessment of the data was completed to understand how the estimate should be accomplished. Exploration sample data were statistically reviewed, and variograms were calculated to determine spatial continuity for Li2O grades and quartz, feldspar, and mica grades. Statistical analysis was carried out using Snowden Supervisor™ software version 8.6. 11.1.2.1 Data Coding and Composite Length Selection Samples were selected for individual mineralized envelopes and flagged for each mineralization zone and geological domain. A summary of the codes used to distinguish the data during geostatistical analysis and estimation is shown below. Wireframes are first classified by deposit, or Core deposit corridor from west to east:

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Core			
	Ballard	=	1000
	B Corridor	=	2000
	G Corridor	=	3000
	Star	=	4000
	F Corridor	=	5000
Central		=	6000
Huffstetler		=	7000

Wireframes receive an additional code if they have a shallow, steep or moderate dip:

Flat	=	100
Steep	=	200
Moderate	=	300

Domains receive an additional qualifier to distinguish between multiple stacked dikes (10, 20, 30, etc.). Using this system, alpha numeric codes that uniquely describe all dikes and dike segments are generated.

Compositing is undertaken whereby the maximum composite length is defined by the dominant sample length (1 m) and the minimum composite length is set to 0.3 m.

11.1.2.2 Unsampled Intervals

At the Core Property there are eight intervals present within the spodumene pegmatite model that were not sampled and do not have an assayed lithium grade. These intervals include zones of poor recovery and very thin dikes that were not sampled. At the Central Property there are two unsampled intervals within the spodumene pegmatite model that do not have an assayed lithium grade. These intervals include a zone of poor recovery and an unsampled waste parting. Unsampled intervals are assigned a null grade rather than a zero grade and are ignored during resource estimation. There are no unsampled intervals at the Huffstetler deposit.

There are several intervals that do not have XRF analyses or calculated normative minerology values derived from them. Historical holes completed prior to drillhole 17-BD-47 did not have material available for XRF analysis and normative minerology could not be calculated for those samples. Given that intervals from these holes will contain by-product minerals, albeit at unknown grades, they are assigned a null grade rather than a zero grade and are ignored during resource estimation.

11.1.3 Statistical Analysis

Samples were assigned to the spodumene-bearing pegmatite domains detailed in *Section 11.1.2.1*. Samples that fell outside of these domains were excluded from further analysis.

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Univariate statistical assessments of composited Li_2O grade data and normative minerology calculations were undertaken. Histograms and summary statistics for composited Li_2O, quartz, albite, potassium-feldspar (*K-spar*) and muscovite values for each property are presented below. Results of the statistical analysis indicate that a single estimation approach is appropriate for all properties.

11.1.3.1 Li_2O

At all properties, Li_2O grades have broadly comparable asymmetric distributions with moderate positive skew (*Figure 11-2*). At Core and Central, most samples are above 1% Li_2O with median grades of 1.02% and 1.33%, respectively. Li_2O grades are slightly lower at the Huffstetler property which has a median grade of 0.71% Li_2O. At all properties Li_2O analyses have a low coefficient of variation (*CV* - i.e., the ratio of the standard deviation to the mean) ranging from 0.50 at Central and 0.73 at Huffstetler. Within modeled mineral resource wireframes, Li_2O grade distributions are comparable for fresh and weathered rock. Weathered pegmatite samples have slightly lower grade on average.

Figure 11-2: Li_2O Histograms and Statistics by Property Area


Core
Points: 6769
Mean: 1.06
Std Dev: 0.64
Variance: 0.40
CV: 0.60
Skewness: 0.41
Kurtosis: -0.30
Maximum: 3.34
75%: 1.49
50% (median): 1.02
25%: 0.56
Minimum: 0.00
Frequency (% of 6769 points)
Li2OCut
Central
Points: 614
Mean: 1.28
Std Dev: 0.64
Variance: 0.41
CV: 0.50
Skewness: 0.03
Kurtosis: -0.20
Maximum: 3.50
75%: 1.71
50% (median): 1.33
25%: 0.85
Minimum: 0.01
Frequency (% of 614 points)
Li2OCut
Huffstetler
Points: 235
Mean: 0.83
Std Dev: 0.61
Variance: 0.37
CV: 0.73
Skewness: 0.82
Kurtosis: 0.33
Maximum: 3.04
75%: 1.15
50% (median): 0.71
25%: 0.34
Minimum: 0.03
Frequency (% of 235 points)
Li2OCut

Filters	Area	Count	Minimum	Median	Maximum	Average	Std. Dev.	CV
Li_2O %	Core	6769.0	0.00	1.02	3.34	1.06	0.64	0.60
	Central	614.0	0.01	1.33	4.10	1.28	0.65	0.50
	Huffstetler	235.0	0.03	0.71	3.04	0.83	0.61	0.73

11.1.3.2 Quartz

At all properties quartz has a tight symmetrical distribution with very similar average grades ranging from 28.83% at Huffstetler to 29.59% at Core (*Figure 11-3*). All properties have low CVs less than 0.2. Low quartz grade variability is reflected by an interquartile range of 6% or less. There is no significant difference between quartz grade distributions or average grades for fresh and weathered rock.

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Figure 11-3: Quartz Histograms and Statistics by Property Area


Core
Points: 3968
Mean: 29.59
Std Dev: 4.47
Variance: 19.99
CV: 0.15
Skewness: 0.36
Kurtosis: 7.25
Maximum: 79.98
75%: 32.10
50% (median): 29.51
25%: 27.00
Minimum: 0.00
Frequency (% of 0 points)
QTZ
Central
Points: 359
Mean: 29.31
Std Dev: 5.11
Variance: 26.07
CV: 0.17
Skewness: 0.95
Kurtosis: 4.80
Maximum: 57.63
75%: 31.92
50% (median): 28.67
25%: 26.09
Minimum: 11.32
Frequency (% of 0 points)
QTZ
Huffstetler
Points: 219
Mean: 28.83
Std Dev: 3.63
Variance: 13.21
CV: 0.13
Skewness: 0.82
Kurtosis: 1.43
Maximum: 42.93
75%: 30.86
50% (median): 28.38
25%: 26.36
Minimum: 20.76
Frequency (% of 219 points)
QTZ

Filters	Area	Count	Minimum	Median	Maximum	Average	Std. Dev.	CV
Quartz %	Core	3,968.0	0.00	29.51	79.98	29.59	4.47	0.15
	Central	359.0	11.32	28.67	57.63	29.31	5.11	0.17
	Huffstetler	219.0	20.76	28.38	42.93	28.83	3.63	0.13

11.1.3.3 Albite

At all properties Albite grades have a symmetrical distribution (*Figure 11-4*) and have very similar average grades ranging from 33.39% at Central (where Li grades are highest) to 36.90% at Huffstetler (where Li grades are lowest). All properties have a low CV of 0.3 or less. The average calculated grades show very good agreement with the average logged minerology grades. There is no significant difference between albite grade distributions or average grades for fresh and weathered rock.

Figure 11-4: Albite histograms and statistics by property area


Core
Points: 3968
Mean: 35.50
Std Dev: 9.70
Variance: 94.10
CV: 0.27
Skewness: 0.24
Kurtosis: 0.44
Maximum: 81.02
75%: 41.70
50% (median): 35.09
25%: 29.20
Minimum: 5.73
Frequency (% of 0 points)
ALB
Central
Points: 359
Mean: 34.50
Std Dev: 10.50
Variance: 110.27
CV: 0.30
Skewness: 0.81
Kurtosis: 2.03
Maximum: 85.00
75%: 39.62
50% (median): 33.39
25%: 27.61
Minimum: 5.89
Frequency (% of 0 points)
ALB
Huffstetler
Points: 219
Mean: 36.90
Std Dev: 10.13
Variance: 102.58
CV: 0.27
Skewness: 0.13
Kurtosis: -0.17
Maximum: 64.98
75%: 43.67
50% (median): 35.77
25%: 31.20
Minimum: 12.36
Frequency (% of 219 points)
ALB

Filters	Area	Count	Minimum	Median	Maximum	Average	Std. Dev.	CV
Albite %	Core	3,968.0	5.73	35.09	81.02	35.50	9.70	0.27
	Central	359.0	5.89	33.39	85.00	34.50	10.50	0.30
	Huffstetler	219.0	12.36	35.77	64.98	36.90	10.13	0.27

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11.1.3.4 K-Spar

At Core and Central properties, K-spar grades have asymmetric distributions with a moderate to strong positive skew (*Figure 11-5*). At Core and Central, most grades (75%) are below 13% with mean grade of 9.54% and a CV of approximately 0.62. At Huffstetler, the distribution is less skewed with a higher average K-Spar grade of 12.16% and lower CV of 0.39. The average calculated grade is comparable to the average logged minerology grade of 12% K-spar. Weathered pegmatites have lower K-spar values across all grade ranges.

Figure 11-5: K-spar Histograms and Statistics by Property Area


Core
Points: 3968
Mean: 9.54
Std Dev: 5.88
Variance: 34.62
CV: 0.62
Skewness: 1.37
Kurtosis: 2.94
Maximum: 48.56
75%: 12.52
50% (median): 8.53
25%: 4.92
Minimum: 3.00
Frequency (% of 0 points)
KSP
Central
Points: 359
Mean: 9.51
Std Dev: 5.64
Variance: 31.84
CV: 0.59
Skewness: 0.82
Kurtosis: 0.46
Maximum: 30.97
75%: 12.71
50% (median): 9.02
25%: 4.16
Minimum: 3.00
Frequency (% of 0 points)
KSP
Huffstetler
Points: 219
Mean: 12.16
Std Dev: 4.76
Variance: 22.64
CV: 0.39
Skewness: 0.28
Kurtosis: -0.11
Maximum: 27.93
75%: 15.57
50% (median): 11.90
25%: 8.94
Minimum: 3.00
Frequency (% of 219 points)
KSP

Filters	Area	Count	Minimum	Median	Maximum	Average	Std. Dev.	CV
K-spar %	Core	3,968.0	3.00	8.53	48.56	9.54	5.88	0.62
	Central	359.0	3.00	9.02	30.97	9.51	5.64	0.59
	Huffstetler	219.0	3.00	11.90	27.93	12.16	4.76	0.39

11.1.3.5 Muscovite

At all properties Muscovite grades have a positively skewed distribution with a long tail of high grades. At all properties, 90% percent of samples have a muscovite grade of 7 % or less, while the remaining 10% have grades ranging up to 19.41% at Core and 11.66% at Huffstetler. The Core property has an average grade of 4.29% and a CV of 0.46. Central and Huffstetler have an average muscovite grade of 3.3%, lower than at Core. The average calculated grades show very good agreement with the average logged minerology grades. Pegmatites above the base of saprolite surface have higher muscovite values across all grade ranges. This is in accordance with observed weathering of K-spar to muscovite.

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Figure 11-6: Muscovite histograms and statistics by property area


Core
Points: 3968
Mean: 4.38
Std Dev: 2.00
Variance: 4.00
CV: 0.46
Skewness: 1.22
Kurtosis: 7.13
Maximum: 19.41
90%: 6.47
50% (median): 4.29
25%: 3.43
Minimum: 0.30
Frequency (% of 0 points)
MUS
Central
Points: 359
Mean: 3.28
Std Dev: 2.90
Variance: 8.38
CV: 0.88
Skewness: 0.46
Kurtosis: -0.80
Maximum: 13.06
90%: 6.95
50% (median): 3.47
25%: 0.30
Minimum: 0.30
Frequency (% of 0 points)
MUS
Huffstetler
Points: 219
Mean: 3.30
Std Dev: 2.60
Variance: 6.78
CV: 0.79
Skewness: 0.56
Kurtosis: -0.33
Maximum: 11.66
90%: 6.60
50% (median): 3.04
25%: 0.51
Minimum: 0.30
Frequency (% of 219 points)
MUS

Filters	Area	Count	Minimum	Median	Maximum	Average	Std. Dev.	CV
Muscovite %	Core	3,968.0	0.30	4.29	19.41	4.38	2.00	0.46
	Central	359.0	0.30	3.47	13.06	3.28	2.90	0.88
	Huffstetler	219.0	0.30	3.04	11.66	3.30	2.60	0.79

11.1.4 Treatment of Outliers

A review of grade outliers was undertaken to ensure that extreme grades are treated appropriately during grade interpolation. Although extreme grade outliers within the grade populations of variables are real, they are potentially not representative of the volume they inform during estimation. If these values are not cut, they have the potential to result in significant grade over-estimation on a local basis.

11.1.4.1 Lithium

At Core a review of composite statistics did not present a compelling case for the application of top cuts. The CV of all domained composites is close to one (see statistics and histograms in *Figure 11-2*). For individual domains, CVs are less than one (see *Appendix 3*). An inflection at the 99.8 percentile grade of 2.8% Li_2O is seen in the probability plot for composite Li_2O grades. This value was used to identify "extreme grades" samples that are compared to surrounding sample grades. The majority of extreme grades are encountered in high-grade portions of the deposit, and they are well constrained by surrounding drillholes. In domains 1220, 3311, 4210, 5210 and 5220 twelve extreme grades ranging from 3.02% to 4.30% Li2O were unusually high relative to surrounding samples and were capped at 3.0 % Li_2O.

At Central, a sample with an extreme grade of 4.10% Li_2O was identified in hole 19-CT-014 within domain 6220 which was particularly high relative to surrounding samples and was capped at 3.5% Li_2O.

At Huffstetler, no extreme grade samples were identified, and none were capped.

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Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 40 11.1.4.2 By-Product Minerals In general, domained mineral grade data show distributions that are not heavily skewed and do not contain extreme values. The CVs for these grade data are less than one. On this basis, it is not necessary to cap by-product mineral grades. 11.1.5 Geostatistical Analysis Modeled spodumene-bearing pegmatites were grouped into orientation domains. For each orientation domain a representative pegmatite, or set of pegmatites, with a sufficient number of samples was selected to generate meaningful lithium grade variation models that could support block model estimation. 11.1.5.1 Lithium Composite Li2O values underwent a normal score transform prior to being assessed for anisotropy, or directional dependence. Maps of Li2O value continuity were used to investigate the strike, dip, and pitch direction axis of spodumene mineralization trends within the domains. For all domains, semi- variogram charts for Li2O were modeled using two spherical functions. Normal score variograms were back-transformed to give the semi-variogram parameters used for estimation. Core Property: Fourteen (14) orientation domains were identified, wireframes colored by orientation domain are shown in Figure 11-7 with corresponding mineralization trends. Along strike and down dip Li2O grade continuity typically ranges from 80 m to 110 m with shorter ranges in more thin, variable or discontinuous domains (Table 11-4). Across strike and down hole variograms indicate short grade continuity across pegmatites with ranges typically less than 15 m. Nugget effect (i.e., short range grade variability) at the Core deposit is low with domain nugget values averaging 25%, indicative of the Li2O low-grade variability discussed in Section 11.1.3. Central Property: Three (3) orientation domains were identified. Wireframes colored by orientation domain are shown in Figure 11-8 with corresponding mineralization trends. Central mineralization trends are broadly comparable to those at Core. Huffstetler Property: Two (2) orientation domains were identified, and wireframes colored by orientation domain are shown in Figure 11-8 with corresponding mineralization trends. Huffstetler mineralization trends are broadly comparable to those at Core. 11.1.5.2 By-Product Minerals Semi-variogram models for Li2O are appropriate for modeling of by-product minerals.

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Figure 11-8: Piedmont Orientation Domains with Associated Search Ellipse for Central Resource (left) and Huffstetler Resource (right).


Orientation Domains
1. West Dike
2. West Dike HW
3. East Dike N
4. East Dike S
5. East Dike HW
N
m
0
100
200 m
Orientation Domains
1. Inclined
2. Shallow
N
m
0
100
200 m

11.1.6 Density

In situ dry bulk densities for the Core, Central and Huffstetler Mineral Resource were assigned on a lithological basis using representative averages.

11.1.6.1 Methodology

Dry bulk density measurements for Phase 2 drilling were made on half-core fragments sent for geochemical analysis at SGS using the immersion method (code GPHY04V). One host rock and one spodumene-bearing pegmatite measurement was taken for each drillhole.

Saturated and dry bulk densities for Phase 3, Phase 4 and Phase 5 drill programs were collected by Piedmont geologists using a triple beam scale and the immersion method. Core fragments are typically 6 cm to 10 cm in length and 90 cm^3 to 120 cm^3 in volume. Porosity was considered and porous samples were coated with cling film prior to immersion. During Phase 3 and Phase 4 measurements were primarily collected from the saprolite zone and amphibolite and metasediment host rocks. During Phase 5 measurements were made on all lithologies at regular 10 m intervals with closer spacings in spodumene pegmatites and weathered zones.

The two methods of density measurement are considered appropriate and determinations from each appear reasonable and can be grouped together for subsequent analysis.

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Table 11-1: MRE Dry Bulk Density Values (t/m3)

Material		Count	Minimum	Maximum	Average	Standard deviation
Core						
Overburden		165	0.81	2.44	1.31	0.25
Saprolite	Waste	730	0.81	3.35	1.41	0.46
	SPEG	60	1.17	2.71	1.90	0.53
Fresh	Waste	1876	1.05	7.14	2.88	0.18
	SPEG	436	2.15	3.03	2.70	0.09
Central						
Overburden		9	0.92	1.59	1.23	0.20
Saprolite	Waste	37	0.84	2.19	1.36	0.30
	SPEG	10	1.22	2.52	1.86	0.45
Fresh	Waste	131	1.68	7.91	2.95	0.50
	SPEG	29	2.55	3.73	2.85	0.24
Huffstetler						
Overburden*		141	0.75	2.85	1.30	0.27
Saprolite	Waste*	602	0.66	3.16	1.36	0.43
	SPEG*	52	1.2	2.93	1.86	0.52
Fresh	Waste	41	2.53	3.02	2.84	0.13
	SPEG	14	2.64	2.81	2.70	0.06

**Includes data from Core as of 15th February 2021.*

11.1.7 <u>Block Modeling</u>

11.1.7.1 Block Model Construction

Block models created to encompass the full extent of the Core, Central and Huffstetler Properties were constrained by the interpreted pegmatite wireframe model and by DTMs representing weathering and topography boundary surfaces. Block model parameters for each property are shown in *Table 11-2*.

Block models were rotated to align with pegmatite deposit trends at an azimuth orientation of 35° for the Core deposit and 40° for the Central and Huffstetler deposits. To honor the variable orientation and thinness of the pegmatite domains, parent cell sizes of 6 m (E) by 12 m to 18 m (N) by 6 m to 18 m (Z) were selected. Sub-celling to a minimum block size of 4 m to 6 m along strike, 2 m across strike and 1 m elevation was selected to maintain an appropriate model resolution.

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Table 11-2: Block Model Parameters

Deposit	Coordinate	Origin (min)	Range (m)	Parent cell (m)	Sub-cell (m)	No. of sub cells
Core	X	472,503.344	1,854	6	2	284
	Y	3,915,510.429	2,352	12	4	167
	Z	23.5	252	6	1	43
Central	X	472,756.08	550	6	2	275
	Y	3,913,338.51	800	18	6	133
	Z	-29	330	18	1	330
Huffstetler	X	475,594.824	546	6	2	160
	Y	3917221.438	684	12	4	40
	Z	50.50	202	6	1	15

11.1.7.2 Grade Interpolation

Pegmatite domain shell contacts are interpreted as hard boundaries for grade interpolation, such that Li_2O, quartz, feldspar, and muscovite grades in one domain cannot inform blocks in another domain.

The Kriging interpolation method uses measured mineralization trends to weight composite assay values when estimating block grades. The Ordinary Kriging (*OK*) estimation process also incorporates a locally varying average sample grade and is therefore an appropriate method for estimating block grades at the Piedmont deposits where mineralization has a locally variable nature.

For validation purposes, an IDW interpolation was also undertaken. The IDW technique weights sample grades proportionally to the inverse of their distance from the block raised by a power of three (*IDW^3*).

For the Core, Central and Huffstetler Property deposit models, blocks were estimated in multiple passes with at least three drillholes informing the block, minimum of 10 samples, maximum of 12 samples and a maximum of four samples per drillhole. A maximum of four samples per hole and a minimum of eight resulted in at least two drillholes being used. Search parameters are presented in *Table 11-3*.

Table 11-3: Search parameters

	Pass 1	Pass 2	Pass 3	Pass 4*
Search volume multiple	× 1	× 2	× 4	× 6
Minimum samples	8	8	8	4
Maximum samples	16	16	16	16
Maximum per hole	4	4	4	3
Discretization	3 x 3 x 3			
Boundaries	Hard			
Ellipse Segments	1			

*Applied to a small number of blocks.

Up to four search passes were used if block was not estimated in the first pass. The first search distance was equal to approximately 50% of the variogram range; subsequent searches were undertaken using two and four times this distance. A small number of blocks did not receive an estimate in passes one to

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three. For these domains, an additional "filler" search run was used that allowed a minimum of four samples and a maximum of three samples per hole.

For a given block, the closest composite sample grades are the best indicators of the likely block grade. De-clustering via an octant search method was not necessary. The estimation performed using a 3 × 3 × 3 discretization of the parent block.

11.1.7.2.1 Lithium

The search ellipses detailed in *Table 11-4* were used for both OK and IDW^3 estimates.

11.1.7.2.2 By-Product Minerals

Grades for by-product minerals were estimated independently using OK in a univariate sense, using the same search ellipses and parameters utilized for the lithium resource. This was done with the goal of ensuring block grade proportions and grade correlations honor input samples, and that mineral grade estimates approach 100%.

Table 11-4: Search Ellipse Parameters

	Orientation			Range		
Orientation domain	Strike	Dip	Plunge	Major	Semi-major	Minor
Core Property						
11. B-S South	50.0	-5.0	9.0	120.0	80.0	15.0
12. B -S East	30.0	0.0	15.0	80.0	40.0	15.0
13. G West	45.0	0.0	15.0	40.0	40.0	15.0
14. G Flat	50.0	0.0	15.0	75.0	50.0	15.0
15. F Deep	-20.0	-4.0	3.0	80.0	90.0	15.0
16. F Shallow	75.0	0.0	10.0	80.0	120.0	15.0
21. B Corridor West	26.0	-12.0	54.0	100.0	60.0	15.0
22. G Corridor West	45.0	0.0	35.0	110.0	80.0	15.0
23. B Corridor	53.2	15.2	48.2	80.0	60.0	15.0
24. G Corridor	39.7	-17.2	58.4	110.0	50.0	15.0
25. S Corridor South	25.0	0.0	65.0	110.0	60.0	15.0
26. S Corridor North	40.0	0.0	70.0	90.0	80.0	15.0
27. F Corridor	14.3	-31.8	47.6	120.0	110.0	15.0
28. F Corridor East	35.0	0.0	65.0	70.0	90.0	15.0
29. Pink Steep	35.0	0.0	85.0	100.0	100.0	15.0
30. G Moderate	92.2	18.9	16.7	80.0	80.0	15.0
31. G Moderate East	50.0	0.0	25.0	65.0	80.0	15.0
32. Pink Steep	15.0	0.0	45.0	80.0	80.0	15.0
Central Property						
1. West Dike	35	0	70	120	90	15
2. West Dike HW	40	0	70	75	60	15
3. East Dike N	30	0	90	75	60	15
4. East Dike S	15	0	90	75	60	15
5. East Dike HW	30	0	-70	75	60	15
Huffstetler						
1. Inclined	40.0	0.0	-40.0	95	90	10
2. Shallow	45.0	0.0	-25.0	60	60	10

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Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 47 11.2 Block Model Validation Validation of the Core Property and Central Property block model grade estimates was completed by: > Visual checks on screen in cross-section and plan view to ensure that block model grades honor the grade of sample composites. > Statistical comparison of composite and block grades. > Generation of swath plots to compare input and output grades in a semi-local sense, by easting, northing, and elevation. 11.2.1 Visual Validation For all properties, block grades correlate very well with input sample grades. The distribution and tenor of grades in the composites are well honored by the block model and are appropriate considering known levels of grade continuity and the variogram. > Core: Poorly informed deposit areas with widely spaced samples are more smoothed which is expected. Example cross-section views of block models colored by Li2O are shown in Figure 6-5 and Figure 6-6 on on page 17. > Central: As in the Core Property block model, poorly informed deposit areas with widely spaced samples are more smoothed. An example cross-section views of block models colored by Li2O are shown in Figure 6-7 on page 17. > Huffstetler: As in the Core Property block model, poorly informed deposit areas with widely spaced samples are more smoothed. An example cross-section views of block models colored by Li2O are shown in Figure 6-8 on page 18. 11.2.2 Comparison of Means A comparison of the average Li2O, quartz, albite, K-spar and muscovite grade of input composites and estimated block grades was undertaken for each resource estimate domain. For major domains that account for the majority of the resource model volumes at each property, a further comparison was made between de-clustered composite Li2O grades and estimated block grades. 11.2.2.1 Core The mean input composite grade and both the OK and IDW block model grades are comparable. The volume weighted average of Li2O grades estimated by OK is equal to input samples. For 72 of 76 domains, differences are within ±10% for Li2O grade estimates. Larger differences are seen for domains with greater grade variance, and/or fewer samples. Comparable results are seen for by-product minerals.

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For 14 major domains, accounting for 55% of the Core resource model volume, both the OK and IDW method are within ±3% of de-clustered input composite mean grades and have an average difference of 0.72% and 2.68% respectively (*Table 11-5*).

Table 11-5: Comparison of Means for Major Core Property MRE Domains

Domain	Sample Count	Li_2O Mean	Declus mean	Block Count	Li_2O OK	Diff. OK	Li_2O ID^3	Diff. ID^3
B Corridor South (1220)	125	1.36	1.40	6,901	1.44	2.56	1.44	2.74
B Corridor (2210)	298	0.92	0.95	30,769	0.95	-0.32	0.97	1.87
B Corridor (2220)	512	1.11	1.10	38,394	1.13	3.12	1.13	2.78
B Corridor (2221)	200	0.82	0.82	10,951	0.84	2.96	0.85	3.47
G Corridor (3230)	443	1.16	1.14	32,096	1.12	-1.43	1.13	-0.46
G Inclined (3321)	111	0.92	0.90	16,641	0.93	3.61	0.94	4.62
G Flat (3321)	251	1.25	1.25	20,211	1.24	-0.71	1.27	1.52
S Corridor (4110)	225	1.25	1.23	12,386	1.19	-3.53	1.24	0.80
F Flat (5110)	235	1.08	1.09	13,289	1.13	3.73	1.18	7.52
F Flat (5120)	372	1.20	1.14	19,341	1.15	0.97	1.19	4.19
F Corridor (5210)	447	1.13	1.14	33,657	1.12	-1.89	1.14	-0.35
F Corridor (5220)	208	1.08	1.10	14,153	1.13	2.84	1.13	2.22
F Corridor (5230)	179	0.89	0.87	17,135	0.89	1.59	0.91	4.39
F Corridor (5250)	172	1.33	1.24	17,670	1.25	0.99	1.35	9.05
All						0.72%		2.68 %

11.2.2.2 Central

The volume weighted average of Li_2O grades estimated by OK are 5% lower than input samples. For 8 of 10 domains, differences are within ±10% for Li_2O grade estimates. Larger differences are seen for domains with greater grade variance, and/or fewer samples. Comparable results are seen for by-product minerals. For two major domains, accounting for 70% of the Central resource model volume, both the OK and IDW method differences are within ±5% of de-clustered input composite mean grades and have an average difference of 0.45% and 2.48 % respectively (*Table 11-6*).

Table 11-6: Comparison of means for Central Property MRE domains

Domain	Sample Count	Li_2O Mean	Declus mean	Block Count	Li_2O OK	Diff. OK	Li_2O ID^3	Diff. ID^3
West Dike (6210)	173	1.21	1.17	55,650	1.17	-0.18	1.20	3.05
East Dike (6220)	230	1.47	1.42	29,016	1.44	1.66	1.45	2.54
All						0.45%		2.48%

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11.2.2.3 Huffstetler

The volume-weighted average of Li_2O grades estimated by OK are 5% higher than input samples. For 6 of 8 domains, differences are within ±10% for Li_2O grade estimates. For two major domains, accounting for 69% of the Huffstetler resource model volume, both the OK and IDW method differences are within ±5% of de-clustered input composite mean grades and have an average difference of 3.51% and 0.62% respectively.

Table 11-7: Comparison of means for Huffstetler Property MRE domains

Domain	Sample Count	Li_2O Mean	Declus mean	Block Count	Li_2O OK	Diff. OK	Li_2O ID^3	Diff. ID^3
Inclined (7310)	116	0.92	0.97	57,223	1.01	5.07	0.97	0.73
Shallow (7311)	41	0.65	0.58	21,254	0.57	-0.69	0.58	1.39
All						3.51%		0.62%

11.2.3 Swath Plots

Swath plots were generated for the for major domains that account for the majority of resources each property. Swath plots compare the grades of composites and grade estimates that fall within regular slices along strike and depth slices. Plots identify slices that contain high-grade samples and low-grade blocks, or vice versa, which might indicate a problem with the estimation technique.

For all domains, block grades estimated by OK and IDW^3 have a smoother profile relative to input samples. Where there are more samples, good agreement is seen between the trends of input composites and block grades estimated by each technique. The OK profile is slightly smoother than IDW. Both models reflect drillhole data on a local basis.

11.2.3.1 Core

Swath plots were generated for the 14 major domains which compare the grades of composites and grade estimates that fall within 12 m northing slices and 4 m easting and elevation slices. Example swath plots for Li_2O in the B_S_20 domain are shown in *Figure 11-11*.

11.2.3.2 Central

Swath plots were generated for the two major domains which compare the grades of composites and grade estimates that fall within 20 m northing slices and 5 m easting and elevation slices. The OK profile is slightly smoother than IDW. Both models reflect drillhole data on a local basis.

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11.2.4 Correlation Coefficients

The correlation coefficient between modeled variables was compared with input data derived from lithium assays and normative calculations.

Both positive and negative correlations between variables are present in input composites and the block model. Although regularized weight percent grades are modeled independently in a univariate sense, the selected search parameters result in block model grade estimates that broadly honor mineral grade correlations in input composites.

Table 11-8: Comparison of correlation coefficients for Core assay and block data

	Li_2O comp	Li_2O blocks	QTZ comp	QTZ blocks	ALB comp	ALB blocks	KSP comp	KSP blocks	MUS comp	MUS blocks
Li_2O	1.00	1.00								
QTZ	0.15	0.04	1.00	1.00						
ALB	-0.56	-0.31	-0.46	-0.51	1.00	1.00				
KSP	-0.02	-0.12	-0.28	-0.24	-0.30	-0.37	1.00	1.00		
MUS	-0.22	-0.25	0.30	0.45	-0.18	-0.16	-0.27	-0.27	1.00	1.00

Table 11-9: Comparison of correlation coefficients for Central assay and block data

	Li_2O comp	Li_2O blocks	QTZ comp	QTZ blocks	ALB comp	ALB blocks	KSP comp	KSP blocks	MUS comp	MUS blocks
Li_2O	1.00	1.00								
QTZ	0.15	0.11	1.00	1.00						
ALB	-0.59	-0.46	-0.47	-0.45	1.00	1.00				
KSP	-0.06	-0.13	-0.31	-0.27	-0.32	-0.39	1.00	1.00		
MUS	-0.20	-0.25	0.32	0.38	-0.13	-0.11	-0.26	-0.28	1.00	1.00

Table 11-10: Comparison of correlation coefficients for Huffstetler assay and block data

	Li_2O comp	Li_2O blocks	QTZ comp	QTZ blocks	ALB comp	ALB blocks	KSP comp	KSP blocks	MUS comp	MUS blocks
Li_2O	1.00	1.00								
QTZ	-0.22	-0.27	1.00	1.00						
ALB	-0.63	-0.45	-0.39	-0.22	1.00	1.00				
KSP	0.24	0.27	-0.35	-0.55	-0.36	-0.40	1.00	1.00		
MUS	-0.43	-0.62	0.46	0.60	-0.04	0.16	-0.48	-0.57	1.00	1.00

11.3 Classification

The Mineral Resource has been classified in accordance with guidelines specified in the JORC Code and with definitions specified in SEC Regulation S-K 1300. The classification level is primarily based upon an assessment of the validity and robustness of input data and the estimator's judgment with respect to the proximity of resource blocks to sample locations and confidence with respect to the geological continuity of the pegmatite interpretations and grade estimates. Significant sources of uncertainly presented in *Table 11-11* are considered when classifying resources at the Property.

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Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 52 Table 11-11: Sources of Uncertainty Uncertainty Source Discussion Drilling techniques, drill sample recovery. Majority of drilling utilizes NQ or larger core diameters that provide representative sample volumes. High core recoveries provide confidence that core samples, and the assay values derived from them, are representative of the material drilled and suitable for inclusion in resource estimation studies. Logging Digital lithology files have sufficient information to enable interpretations of pegmatite continuity and orientation. Core logging practices and lithology codes are consistent across exploration phases. Sampling techniques, assay quality Comprehensive and documented sampling, security and QA/QC measures were employed for all Piedmont exploration drill programs accounting for 97% of the drill holes in the resource database. Examination of the QA/QC sample data indicates satisfactory performance of field sampling protocols and assay laboratories providing acceptable levels of precision and accuracy. Location of data points Reliable collar surveys are available for all drilling. Reliable downhole surveys are available for recent drilling. Survey data allow modeling of pegmatite intercepts with high degree of spatial accuracy. Data processing and handling, Geological and geotechnical observations are recorded digitally using the Geospark® Database System directly into a central relational database using standardized logging codes developed for the project. To minimize risk of transcription errors sample data and analytical results are imported directly into the central database from the independent laboratory. An extract of the Core database was validated for internal integrity via Micromine® validation functions. Data spacing and distribution Deposits are well understood based on surface pegmatite outcrops and extensive drilling at spacings sufficient to provide multiple points of observation for modeled geological features. Lithology domain and grade continuity are well established where drill density is greater than 40 m x 40 m; however, there remain portions of the Core, Central and Huffstetler Properties where sample density is insufficient to establish continuity beyond an Inferred level. On the Core Property: • Thin, sub 2 m true thickness, dikes and inclined sheets throughout the B-G, S and F corridors. • Dikes informed by widely spaced drilling at the north-western end of the B-G Corridor and S Corridor and the Pink Dike in the East Pit Extension area of the F Corridor. • Inclined sheets and sills informed by widely spaced drilling at S Corridor south of Beaverdam Creek and eastern and northern parts of the upper sill at F corridor. On the Central Property: • At the periphery of major dikes to the south and at depth, • Thin, sub 2 m true thickness, dikes and inclined sheets throughout the Property. On the Huffstetler Property: • The entire deposit is Inferred. Geological Modelling Geological models are underpinned by a good understanding of the deposit geology. Mineral resources are controlled by the presence of spodumene pegmatite, and the intensity of spodumene alteration to muscovite and amount of weathering. Spodumene pegmatite dikes were modeled based on input drillhole data at nominal 40 m spacings, including orientated core measurements, and surface mapping. Where drill data is sparse alternative interpretations of the continuity of individual pegmatites between holes could be made. Alternate interpretations would adjust tonnage estimates locally but would not likely yield a more geologically reasonable result. Pegmatites are un-zoned Albite – Spodumene type with unproblematic minerology. Within resource pegmatites, discrete zones of intense spodumene to muscovite alteration result locally lower Li2O grades. A small portion of resource pegmatite (i.e. <5%) extends into weathered rock and has a variable clay content (<25%) that may be associated with locally lower Li2O grades. Estimation Lithium and by-product grade estimation and modeling techniques are classified as robust after consideration of the validation exercises undertaken as part of this study. Grade data have distributions with limited skew, and few extreme values, allowing established linear estimation techniques to be used. Estimated block grades reflect input samples, are not sensitive to cut-off grade choice, and are comparable when calculated by OK or IDW3 methods. At the current typical data spacing (i.e., 40 m x 40 m), pegmatites appeared curvi-planner and were estimated using domain scale anisotropy models with appropriately large parent block sizes. Where data is closer spaced, local undulations in pegmatite morphology could be resolved better using dynamic (i.e., locally adjusting) anisotropy models with smaller block sizes. Estimated in situ dry bulk densities were assigned to resource pegmatites and waste rocks on a weathering domain basis using representative averages obtained from an extensive database of bulk density determinations. No correlation was modeled between density and pegmatite Li2O grade, or individual waste rock units. Deleterious Elements Within the Core resource model, deleterious elements, such as iron are reported to be at acceptably to low levels. Metallurgical test work demonstrates that deleterious elements will not impede the economic extraction of the modeled spodumene hosted lithium and by-product minerals. Core Property pegmatites have comparable mineralogical and physical properties to pegmatites at the Central and Huffstetler properties.

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 53 Resource classification was undertaken using classification boundary strings assigned to the block model in a “cookie-cutter” fashion. Strings define a region of blocks that, on average, met criteria set out in Table 11-12. Table 11-12: Classification Criteria and Justification Classification Criteria and Justification Inferred Criteria: All blocks captured in pegmatite dike interpretation wireframes below the topography surface are classified as Inferred. Intensely weathered near surface pegmatite segments, or zones of intensely altered pegmatite are classified as Inferred, irrespective of local drill spacing. Justification: As detailed in Table 11-11, spodumene pegmatite is modelled where supported by at least limited data of sufficient certainty and spacings (i.e., 80 m) to enable a reasonable estimate of Mineral Resource quantity and grade. Indicated Criteria: Indicated Resources are defined within major pegmatite dikes that have an along strike and down dip continuity greater than 200 m and 50 m respectively and are informed by at least two drillholes and eight samples within a range of approximately 30 m to the nearest drillhole in the along strike or strike and down dip directions. Justification: As detailed in Table 11-11, multiple drill holes at a nominal spacing of 40 m can provide adequate data to resolve major spodumene pegmatites with a certainty to support broad estimates of Mineral Resource quantity and grade adequate for long-term mine planning. Measured Criteria: No Measured Resources are estimated. Justification: Data density does not allow conclusive spodumene pegmatite, weathering domain, and waste rock resolution that can support local estimates of Mineral Resource quantity and grade that are adequate for detailed mine planning. Distance between drill holes and Indicated and Inferred resource blocks is shown in Figure 11-10, 75% of Indicated resource blocks are within 27 m to the nearest drill hole. The resource classification applied at the Core and Central properties is illustrated in Figure 11-10.

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Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 55 Figure 11-11 Carolina Lithium Property Mineral Resource Classification

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 56 11.4 Reasonable Prospects for Economic Extraction SEC Regulations S-K 1300 require that all reports of Mineral Resources must have reasonable prospects for eventual economic extraction regardless of the classification of the resource. The depth, geometry, and grade of pegmatites at the Piedmont Project make them amenable to exploitation by open cut mining methods. Inspection of drill core from the Carolina Lithium Project properties and the close proximity of open pit mines in similar rock formations indicate that ground conditions are suitable for this mining method. 11.4.1.1 Lithium The lithium Mineral Resource has been reported above a cut-off of 0.4% Li2O cut-off which approximates cut-off grades used at comparable spodumene-bearing pegmatite deposits exploited by open pit mining. As detailed in the 2021 Scoping Study, Mineral Resources are amenable to exploitation by an integrated operation with an open pit mine and concentrator supplying spodumene concentrate to a lithium hydroxide chemical plant. The Scoping Study envisioned a multi-decade mine life and the application of conventional mining and processing technology. PLI has used Roskill’s long term lithium hydroxide price average of US$15,239/t LiOH·H2O as the basis determining reasonable prospects for eventual economic extraction. LiOH·H2O recovery parameters include a spodumene concentration recovery of 80% and a LiOH·H2O processing recovery of 89% which together result in an overall metallurgical recovery of 71.2%. 11.4.1.2 By-Products Quartz, feldspar, and muscovite mica occur as essential rock-forming minerals of the Carolina Lithium Project pegmatites and comprise approximately 80% of the mineral assemblage and estimated Mineral Resources that are reported in Table 6-1 on page 13. Feldspar and mica have been historically mined and produced from North Carolina where spodumene -bearing pegmatite deposits located northwest of Kings Mountain were mined until 1998. The historically mined pegmatite feed grade is quoted to be “20% spodumene, 32% quartz, 27% albite, 14% microcline, 6% muscovite, and 1% trace minerals”, and that the “fairly uniform grade of the crude ore allowed recovery of feldspar and mica by-products” (Kestler, 1961). Bulk samples of the quartz, feldspar and mica by-products from the Piedmont deposits have been evaluated for attributes such as product size distribution, chemical composition, purity, and color. Piedmont lithium announced the results of by-product test work programs undertaken at SGS Lakefield on May 13, 2020, and at North Carolina State University’s Mineral Research Laboratory on September 4, 2018. Test work results demonstrate that by-products have specifications that are marketable to prospective regional customers in the solar glass, engineered quartz, ceramic tile, and other industries.

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 57 On 17 July 2021, the company announced an evaluation of by-product metallurgical testwork results, planned production volumes, and potential market applications. Independent consultant John Walker, working together with Piedmont joint-venture partner- Pronto Minerals and the Company, have estimated the market opportunities for Piedmont by-products as shown in Table 11-13. Quartz and Feldspar recoveries are assumed to be 50.8% and 51.1% respectively. Mica recovery is assumed to be 35.5%. An updated study of by-product recovery is underway but has not been concluded as part of this Initial Assessment. The Qualified Person has assumed that recovery concerns will not pose any significant impediment the eventual economic extraction of by-products. Table 11-13 Market Forecasts and Basket Pricing for By-Products - US$/t (Piedmont, 2021a) Quartz (t/y) Feldspar (t/y) Mica(t/y) Average Realized Price ($/t) Mine Gate 252,000 392,000 69,700 $79.50 Pegmatites at the Central and Huffstetler properties have comparable physical properties to those at the Core Property and have similar mineralogical proportions as illustrated in Table 11-16. Central and Huffstetler pegmatites are therefore concluded to have comparable co-product specifications. The economic extraction by-product Mineral Resources is contingent on the economic extraction of lithium minerals. Therefore, the by-product Mineral Resource is also reported using 0.4% Li2O cut-off grade. By-product mineral value is not used for pit optimization or for cut-off grade calculation. 11.4.2 Core Property The Core resource model is constrained by a conceptual pit shell derived from a Whittle optimization using estimated block value and mining parameters appropriate for determining reasonable prospects of economic extraction (Table 11-14). These include: maximum pit slope of 50° and strip ratio of 12, mining cost of US$2.90/t, spodumene concentration cost of US$25/t, a processing cost of US$2,616/t LiOH·H2O, a commodity price equivalent to US$15,239/t LiOH·H2O and with appropriate recovery and dilution factors. Material falling outside of this shell is considered to not meet reasonable prospects for eventual economic extraction. Table 11-14. Piedmont Whittle Resource Constraining Pit Shell Parameters Item Value LiOH·H2O price US$15,239/t Mineralization mining cost US$2.90/t Waste mining cost US$2.90/t Mining recovery 100% Mining dilution 10% SC6 concentration cost US$25/t Spodumene recovery 80% LiOH·H2O processing cost US$2,616/t LiOH·H2O processing recovery 89% Pit slope angle 50°

Piedmont Lithium Inc. -
Technical Report Summary and
Statement of Resources for the Carolina Lithium Project,
Gaston County, North Carolina
in Accordance with the JORC Code and
United States SEC Standards as of October 20, 2021

Out of a total tonnage of 37.90 Mt, 36.68 Mt falls within the conceptual shell. Areas excluded include speculative blocks at depth and at the periphery of the deposit. The surface extent of the resource constraining shell is shown in *Figure 11-11*. A cross-section view of the resource constraining shell at the south of B-G and S corridors is shown in *Figure 6-5* and at the F corridor is shown in *Figure 6-6*.

11.4.3 Central and Huffstetler Properties

Conceptual shells for Central and Huffstetler resource models, developed using the above parameters, extended to the base of the resource model where the deposit is open, and beyond the modeled strike extent of the resource model where the deposit is open. Accordingly, the entire Central and Huffstetler resource models are considered to have reasonable prospects of eventual economic extraction.

11.5 Qualified Person's Mineral Resource Estimates

Mineral Resources for the project, representing in-situ lithium-bearing pegmatites, are reported below in accordance with (*SEC*) Regulation S-K 1300 standards and are therefore suitable for public release. Based on the work described, detailed modelling of the deposits, and after considering all the parameters defined, MRE were prepared as of October 20, 2021 for property controlled by PLI.

Lithium MRE include tonnage estimates for lithium oxide (Li_2O), Lithium Carbonate Equivalent (*LCE*) whereby one tonne of Li_2O is equivalent to 2.473 tonnes LCE, and lithium hydroxide mono-hydrate ($LiOH·H_2O$) tonnage whereby one tonne of Li_2O is equivalent to 2.81 tonnes $LiOH·H_2O$.

The current global lithium MRE is reported above a cut-off of 0.4% Li_2O by classification in *Table 11-15*. The current by-product MRE is reported globally and for each property by classification in *Table 11-16*. The economic extraction of by-product minerals is contingent on the economic extraction of lithium minerals. Therefore, by-product Mineral Resources are also reported above a cut-off of 0.4% Li_2O.

Pricing and recovery data as provided by PLI is described in *Section 11.4*. The pricing data assumes a long-term lithium hydroxide price of US$15,239 per metric tonne and by-product mineral basket price of US$79.5 per metric tonne for calendar year 2021.

Table 11-15: Carolina Lithium Project —Summary of Lithium Mineral Resources at October 20, 2021 Based on US$15,239 /t $LiOH·H_2O$

	Tonnes (Mt)	Grade (Li_2O%)	Li_2O (kt)	LCE (kt)	$LiOH·H_2O$ (kt)	Cut-Off Grade (% Li_2O)	Metallurgical Recovery[1]
Indicated	28.2	1.11	313,000	774,000	879,000	0.4	71.2
Inferred	15.9	1.02	162,000	401,000	455,000		
Total	44.2	1.08	475,000	1,175,000	1,334,000		

Note 1 – Overall metallurgical recovery from spodumene ore to lithium hydroxide monohydrate

MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 58

Piedmont Lithium Inc. -
Technical Report Summary and
Statement of Resources for the Carolina Lithium Project,
Gaston County, North Carolina
in Accordance with the JORC Code and
United States SEC Standards as of October 20, 2021

Table 11-16: Carolina Lithium Project – Summary of By-Product Quartz, Feldspar, and Mica Mineral Resources at October 20, 2021 Based on Long-Term Pricing of US$ 15,239/t $LiOH \cdot H_2O$, Average By-Product Pricing of US$ 79.50/t

			Li_2O		Quartz		Feldspar		Mica	
Cut-Off Grade (Li_2O %)			0.4		0.4		0.4		0.4	
Metallurgical Recovery (%)			71.2[1]		50.8		51.1		35.5	
Category	Deposit	Tonnes (Mt)	Grade (%)	Tonnes (Mt)	Grade (%)	Tonnes (Mt)	Grade (%)	Tonnes (Mt)	Grade (%)	Tonnes (Mt)
Indicated	Core	25.75	1.10	0.282	29.59	7.62	45.06	11.60	4.29	1.10
	Central	2.47	1.30	0.031	28.79	0.71	45.16	1.12	3.24	0.08
	Huffstetler	0.00	0.00	0.000	0.00	0.00	0.00	0.00	0.00	0.00
	Total	28.22	1.11	0.313	29.52	8.33	45.07	12.72	4.20	1.18
Inferred	Core	10.93	1.02	0.111	29.13	3.18	45.52	4.97	4.18	0.46
	Central	2.69	1.10	0.030	29.99	0.81	43.88	1.18	4.08	0.11
	Huffstetler	2.31	0.91	0.021	28.82	0.67	48.60	1.12	3.24	0.08
	Total	15.93	1.02	0.162	29.22	4.66	45.67	7.28	4.03	0.64
Total		44.15	1.08	0.475	29.42	12.99	45.30	20.00	4.12	1.82

Note 1 – Overall metallurgical recovery from spodumene ore to lithium hydroxide monohydrate

11.6 Qualified Person's Opinion

Based on the data review, the attendant work done to verify the data integrity and the creation of an independent geologic model, McGarry Geoconsulting and MM&A believe this is a fair and accurate representation of PLI's lithium resources.

12 Mining Methods

A study of mining methods is underway but has not been concluded as part of the Initial Assessment and is therefore not disclosed in this TRS.

13 Processing and Recovery Methods

A study of processing and recovery methods is underway but has not been concluded as part of the Initial Assessment and is therefore not disclosed in this TRS.

14 Infrastructure

A study of infrastructure is underway but has not been concluded as part of the Initial Assessment and is therefore not disclosed in this TRS.

MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC.
59

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 60 15 Market Studies Market studies are underway but have not been concluded as part of the Initial Assessment and are therefore not disclosed in this TRS. 16 Environmental Studies, Permitting and Plans, Negotiations or Agreements with Local Individuals An assessment of Environmental Studies, Permitting and Plans, Negotiations or Agreements with Local Individuals is underway but has not been concluded as part of the Initial Assessment and is therefore not disclosed in this TRS. 17 Capital and Operating Costs A study of Capital and Operating Costs is underway but has not been concluded as part of the Initial Assessment and is therefore not disclosed in this TRS. 18 Economic Analysis An economic analysis is underway but has not been concluded as part of the Initial Assessment and is therefore not disclosed in this TRS. 19 Adjacent Properties No proprietary information associated with neighboring properties was used as part of this study. 20 Other Relevant Data and Information MM&A previously completed a concept level study for the property. Leon McGarry previously completed lithium and by product MRE for the Project that were announced to the ASX between 2018 and 2021. Estimates of Li2O and by-product grades and tonnages show good agreement with previous estimates. At all deposits, tonnages show incremental increases attributable to drilling completed since the previous estimates.

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 61 21 Interpretation and Conclusions 21.1 Conclusion Sufficient data have been obtained through various exploration and sampling programs to support the geological interpretations of the lithium-bearing pegmatite deposit on the Property. The data are of sufficient quantity and reliability to reasonably support the resource estimates in this TRS. The geology of the Project area and controls to mineralization are well-understood. Exploration techniques employed on the Project are appropriate and data derived from them are of sufficient quality to support the modelling of Mineral Resources in accordance with the JORC Code. Based on an assessment of available QAQC data, the entire lithium and whole-rock drill core assay dataset is acceptable for resource estimation with assaying posing minimal risk to the overall confidence level of the MRE. On the Core Property, 76 spodumene-bearing pegmatite dike portions are modeled within three major corridors that extend over a strike length of up to 2 km and commonly have a set of thicker spodumene- bearing pegmatite dikes of 10 m to 20 m true thickness at their core. Major dikes strike northeast and dip moderately to the southeast and can be traced between drillhole intercepts and surface outcrops for over 1.7 km. Dikes are intersected by drilling to a depth of 300 m down dip. Although individual units may pinch out, the deposit is open at depth and along strike. The Mineral Resource model has a maximum vertical depth of 210 m from surface. On average, the deposit extends to 150 m below surface. On the Central Property, 11 spodumene-bearing pegmatite dikes fall within a corridor that extends over a strike length of up to 350 m and contains a pair of thicker spodumene-bearing pegmatite dikes of 10 m to 20 m true thickness. These major dikes strike northeast and dip steeply to the southeast dipping. Dikes are intersected by drilling to a depth of 200 m down dip. Although individual units may pinch out, the deposit is open at depth and along strike. The Central Mineral Resource has a maximum vertical depth of 250 m from surface. On average, the model extends to 200 m below surface. On the Huffstetler Property, six spodumene bearing pegmatites fall within a corridor that extends over a strike length of up to 0.4 km and form a stacked series of inclined sheets that range from 2 m to 18 m true thickness. Inclined sheets strike northeast and dip moderately to the northwest. Spodumene bearing pegmatites are intersected by drilling to a depth of 200 m down dip from surface however up- dip extents are limited by the southeastern edge of the permit boundary. Although individual units may pinch out, the deposit is open at depth and along strike. The Huffstetler Mineral Resource has a maximum vertical depth of 150 m below the topography surface.

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 62 Spodumene, quartz, muscovite mica and feldspar occur as essential rock-forming minerals of the modeled pegmatites and together comprise approximately 90% of the mineral assemblage. Sufficient data are available to generate reliable mineral grade estimates using the ordinary kriging method for the Piedmont properties. Metallurgical test work on composite bulk samples of spodumene-bearing pegmatite from the property was conducted at bench scale at MRL in 2018, and at pilot-plant scale at SGS Lakefield in 2019. Flotation results showed that that lithium occurs almost exclusively within spodumene and that concentrates of greater than 6.0% Li2O were achievable with an iron content to less than 1.0% Fe2O3. Quartz, feldspar, and mica concentrates were produced as by-products of the spodumene concentrate. Initial results demonstrate commercial potential for each by-product. The depth, geometry, and grade of pegmatites on the properties make them amenable to exploitation by open cut mining methods. At the Core Property, reasonable prospects for economic extraction are specified for 97% of the resource model (36.68 Mt) that falls within a resource constraining conceptual pit shell. Reasonable prospects for economic extraction are specified for the entire Central resource model (5.16 Mt) and for the entire Huffstetler resource model (2.31 Mt). For the Carolina Lithium Project, this study has defined (at a 0.4% Li2O reporting cut-off) a global Inferred and Indicated MRE of 44.15 Mt at 1.08% Li2O, containing 475,000 tonnes of lithium oxide with an effective date of October 20, 2021. Within the reported resource model, global by-product Mineral Resources are 12.99 Mt of quartz, 20.00 Mt of feldspar and 1.82 Mt of mica and have an effective date of October 20, 2021. The global total incorporates: An Indicated Mineral Resource of 21.55 Mt at 1.121% Li2O with 6.34 Mt of quartz, 9.69 Mt of feldspar and 0.90 Mt of mica; and An Inferred Mineral Resource of 17.61 Mt at 1.03% Li2O with 5.16 Mt of quartz, 8.08 Mt of feldspar and 0.73 Mt of mica. The completed Phase 5 drill program has partially tested previous Exploration Targets reported by the Company on 25 June 2019 and has successfully delineated new lithium and by-product Mineral Resources for the Project. Currently, the Company is conducting geological mapping, and exploration targeting study at the Project. No new exploration targets are presented for the Project. This updated MRE will support the completion of a Definitive Feasibility Study currently scheduled for 2021. 22 Recommendations PLI is continuing to work both internally and with outside assistance to continue to further define their Resource Base and to Optimize the proposed LOM Plan.

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 63 MGG recommends the following actions are completed to support the ongoing Mineral Resource development effort at the Carolina Lithium Project: > Investigate shallow portions of Core Property deposits deemed amenable to early-stage mining through infill drilling and appropriate surface methods, at 20 m to 40m spacings. An understanding of the short-range variability of mineralization, pegmatite dike orientations, and weathering should be developed, and Measured resource classification criteria established. > Model the extent of major metavolcanic and metasedimentary host rock units to support mine planning at the Core property. Models will improve bulk density estimation and support environmental and geotechnical characterization of waste rock. > Conduct infill drilling to increase data density and support the upgrading of Mineral Resources from Inferred to Indicated throughout the Project. > Undertake a targeting study to identify new exploration targets and prioritize step-out drill targets that expand defined resource pegmatites. > To support exploration targeting across its properties, and to direct future property acquisitions, Piedmont should continue to synthesize a mineral system model for spodumene bearing pegmatites along the TSB. 23 References Publicly available information from various State and Federal agencies was used where relevant. Arne, D., 2016, Review of Historical QAQC Data for the Beaverdam Li Pegmatite Project, North Carolina. CSA Global Report R376.2016_PDLGCD01_QAQCreview_V1.2, 7 p. Arne, D., 2017, Review of 2017 QAQC data for the Beaverdam Li pegmatite project Phase 1 drilling program, North Carolina. CSA Global Report R197.2017_PDLGCD01_2017_QAQCreview_V1, 7 p. Arne, D., 2017a, Review of 2017 QAQC data for the Beaverdam Li pegmatite project Phase 2 drilling program, North Carolina. CSA Global Report R457.2017_PDLGCD01V2_2017_QAQCreview_V1, 9 p. Arne, D., 2018, Review of 2018 QAQC data for the Beaverdam Li pegmatite project Phase 3 drilling program, North Carolina. CSA Global Report R359.2018_PDLGCD01V3_2018_QAQCreview_V1, 9 p. Arne, D., 2018b, Review of QAQC data for XRF and normative mineral calculations for the Beaverdam Li Pegmatite Project, North Carolina. CSA Global Report R407.2018_ DLGCD01V3_2018_QAQCreview_V1.2, 10 p.

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 64 Arne, D., 2018, Review of 2018 QAQC data for the Beaverdam Li pegmatite project Phase 3 drilling program, North Carolina. CSA Global Report R359.2018_PDLGCD01V3_2018_QAQCreview_V1, 9 p. Arne, D., 2019, Review of 2018 and 2019 QAQC Data for the Beaverdam Li Pegmatite Project Phase 4 Drilling Program, North Carolina. CSA Global Report R220.2019 (revised), 9 p. Arne, D., 2019b, Review of XRF QAQC data from the Beaverdam Li Pegmatite Project, North Carolina Phase 4 drill program. CSA Global Report R335.2019, 2 p. Cooley, M., 2010, “Technical Report on The Beaverdam Project, North Carolina, USA” Prepared for North Arrow Minerals Inc. by Cooley Consulting Ltd. Joint Ore Reserves Committee (2012). “Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves. The JORC Code, 2012 Edition”. Prepared by: The Joint Ore Reserves Committee of The Australasian Institute of Mining and Metallurgy, Australian Institute of Geoscientists and Minerals Council of Australia (JORC). Piedmont Lithium, 2017, “Core Logging Procedures for Piedmont Lithium Beaverdam Project”, December 02, 2017, Core Logging Manual.docx, 16 p. Kestler, 1961, Exploration of the Kings Mountain pegmatites; Mining Eng., v. 13, p. 1062-1068. Herrmann, W., and Berry, R.F., 2002, MINSQ – a least squares spreadsheet method for calculating mineral proportions from whole rock major element analyses. Geochemistry: Exploration, Environment, Analysis, volume 2, pp. 361-368 Piedmont Lithium, 2018, “Piedmont Announces Positive Initial Metallurgical Results and Sets Development Timeline”, April 9, 2018, available: https://piedmontlithium.com/investors/press-releases/. Piedmont Lithium, 2018a, “Piedmont Lithium Announces Maiden Mineral Resource”, June 14, 2018, available: https://piedmontlithium.com/investors/press-releases/. Piedmont Lithium, 2018b, “Piedmont Completes Bench-Scale Testwork Program to Produce Spodumene Concentrate”, July 17, 2018, available: https://piedmontlithium.com/investors/press- releases/. Piedmont Lithium, 2018c, “Scoping Study Delivers Outstanding Results”, July 19, 2018, available: https://piedmontlithium.com/investors/press-releases/. Piedmont Lithium, 2018d, “Piedmont Produces Quartz, Feldspar and Mica in Benchscale as By- Products of Spodumene Concentrate”, September 4, 2018, available: https://piedmontlithium.com/investors/press-releases/. Piedmont Lithium, 2019, “Initial Central Mineral Resource Estimate Boosts Total Project Resources”, April 24, 2019, available: https://piedmontlithium.com/investors/press-releases/.

Piedmont Lithium Inc. - Technical Report Summary and Statement of Resources for the Carolina Lithium Project, Gaston County, North Carolina in Accordance with the JORC Code and United States SEC Standards as of October 20, 2021 MCGARRY GEOCONSULTING CORP. & MARSHALL MILLER & ASSOCIATES, INC. 65 Piedmont Lithium, 2019a, “Piedmont Increases Lithium Resource by 47% to 27.9 Million Tonnes”, June 25, 2019, available: https://piedmontlithium.com/investors/press-releases/. Piedmont Lithium, 2019b, “Outstanding PFS-Level Metallurgical Results”, July 17, 2019, available: https://piedmontlithium.com/investors/press-releases/. Piedmont Lithium, 2019c, “Significant Increase in By-Product Mineral Resources”, August 1, 2019, available: https://piedmontlithium.com/investors/press-releases/. Piedmont Lithium, 2019d, “Updated Scoping Study Extends Project Life and Enhances Exceptional Economics”, August 7, 2019, available: https://piedmontlithium.com/investors/press-releases/. Piedmont Lithium, 2020, “Piedmont Completes Additional Testwork to Produce High Grade Spodumene and Byproduct Concentrates”, May 13, 2020, available: https://piedmontlithium.com/investors/press-releases/. Piedmont Lithium, 2020a, “Piedmont Resumes Drilling to Further Increase Mineral Resources in the Carolina Tin-Spodumene Belt”, August 26, 2020, available: https://piedmontlithium.com/investors/press- releases/. Piedmont Lithium, 2020b, “Piedmont Lithium Announces Spodumene Concentrator Pilot Testwork Launched”, November 11, 2020, available: https://piedmontlithium.com/investors/press-releases/. Piedmont Lithium, 2021, “Piedmont Increases Lithium Resources By 40%”, April 8, 2020, available: https://piedmontlithium.com/investors/press-releases/. Piedmont Lithium, 2021a, “Piedmont Focused on Increased Sustainability with 40% Increase in Quartz, Feldspar, and Mica Mineral Resources”, June 8, 2021, available: https://piedmontlithium.com/investors/ press-releases/. Piedmont Lithium, 2021b, “Scoping Update Highlights The Exceptional Economics And Industry- Leading Sustainability Of Piedmont’s Carolina Lithium Project” available: https://piedmontlithium.com/investors/ press-releases/. Primero, 2021 “Updated Scoping Study Report Piedmont Lithium Project – Mine & Concentrator” prepared for Prepared for Piedmont Lithium Inc. by Primero Group Ltd. 24 Reliance on Information Provided by Registrant For the purpose of this TRS, McGarry Geoconsulting and MM&A utilized the Geological data provided by PLI. This information was subjected to verification of its integrity and completeness.

APPENDIX A BIOGRAPHIES OF QUALIFIED PERSONS (QP’S)

McGarry Consulting Corp.  +1 416 837 6934  leon@mcgarrygeo.com Leon McGarry Principal Resource Geologist BSc (Hons) Earth Science, P.Geo Leon is a geologist with 15 years’ experience as a consultant to the mining and exploration industry focusing on project development, mineral resource estimation, technical reporting, and due diligence. Leon is a practicing member of Professional Geoscientists Ontario. Experience Present Principal Consultant, McGarry Geoconsulting Corp., Toronto, Canada Provides exploration management, target generation and mineral resource estimation services for base, precious and battery metal projects. Prepares technical disclosures for private, TSX and ASX listed companies, adhering to NI 43-101 and the JORC code. 2019 – 2020 Senior Corporate Resource Geologist, Teranga Gold Corp., Toronto, Canada Provided technical support to exploration, mining and corporate development activities. Developed best practice data management and resource modelling procedures. 2016 – 2019 Senior Resource Geologist, CSA Global Canada, Toronto, Canada Undertook site visit audits, geological modelling and mineral resource estimation and due diligence studies for a variety of deposit and commodity types. 2008– 2016 Project Geologist, A.C.A. Howe International Ltd, UK and Canada Responsible for mineral property evaluation, resource estimation, and exploration program planning. Executed successful exploration strategies in challenging operational environments in adherence to best practice guidelines. 2007 Geotechnical Geologist, Fugro Limited, Wallingford, UK Responsible for onsite geotechnical investigation work, contractor management and site agent duties. Effectively undertook soil and rock logging, density and geotechnical testing. Oversaw auger, sonic and core drill rigs. Supervised machine and hand dug excavations. Countries Worked In Australia, Canada, Brazil, Costa Rica, Democratic Republic of Congo, Ethiopia, Ghana, Kazakhstan, Lesotho, Peru, Romania, Turkey, United Kingdom, United States of America. Software Expert user of geological modelling and GIS software: Vulcan, Micromine, Datamine, SuperVisor, Leapfrog, QGIS, MapInfo and Whittle Optimization.

Notable Projects

Industrial Minerals	-	Supports resource development drill targeting at Piedmont Lithium's North Carolina projects. Prepares geological models and Mineral Resource Estimates ("MRE") for spodumene and industrial mineral by-products in support of mine planning and FS work. Prepares technical disclosures in accordance with the JORC code (2017 to present).
	-	Provides resource estimation and JORC disclosure guidance to Hyperion Metals for the Titan heavy mineral and silica sand project (2021 to present).
	-	Undertook due diligence review of MRE of the Sonora lithium clay project on behalf of Terra Modelling Services (2021).
Base metals	-	Undertook due diligence of studies on behalf of Hatch Advisory Ltd. for base and precious and metal mining projects at feasibility study ("FS") and operational stages of development. Projects include layered mafic intrusion deposits in Brazil (Cu) and USA (Cu, Ni, Pt, Pd, Co), and copper-gold porphyry deposits in Canada (2017 to 2021).
	-	Provided drill hole targeting, MRE studies and NI 43-101 reporting services for Fireweed Zinc's Tom and Jason SEDEX deposits, Yukon (2017 to 2019).
	-	Established a diamond drill programme at the Kangeshi sediment hosted copper project in the Dem. Rep. Congo for Rift Valley Resources Ltd. (2011).
Gold	-	Guided geo-metallurgical characterization and resource development drill programs in support of FS work on the complex Massawa refractory gold deposit in Senegal. Prepared MRE and technical documentation for the Golden Hill gold deposit in Burkina Faso. Teranga Gold (2019 to 2020).
	-	Generated MRE for three gold deposits in Nevada on behalf of a Waterton Global Resource Management. Phased work was undertaken through competitive process. A collaborative and rigorous estimation approach was key to the selection of Leon's work for subsequent mine planning (2019).
	-	Prepared MRE studies and authored NI 43-101 technical reports for numerous structurally controlled, lode gold deposits in Canadian Archean-Proterozoic terranes. Clients include: Gowest Gold Ltd. (2011), Wescan Goldfields Inc. (2011), Nighthawk Gold Corp. (2012 to 2018), Northern Gold Ltd. (2013 to 2015), Minnova Corp. (2014 to 2017) and Sage Gold Inc. (2014).
Diamonds	-	Prepared geological models supporting resource estimates for kimberlite hosted diamonds at Star Diamond Corp's Fort à la Corne project. Provides ongoing geological modelling support (2015 to present).
	-	Supervised a large diameter RC drilling and bulk sampling programme for an advanced kimberlite hosted diamond project in Lesotho on behalf of Kopane Diamond Developments Plc (2008).

2

www.cardno.com STEVEN A. KEIM Page 1 of 1 www.mma1.com Current Position President Profession Mining Engineering Years' Experience 10+ Education PhD – Mining & Minerals Engineering, Virginia Polytechnic Institute & State University, Blacksburg, VA BS – Mining & Minerals Engineering, Virginia Polytechnic Institute & State University, Blacksburg, VA Professional Registrations PE - WV Society for Mining, Metallurgy and Exploration (SME) – Registered Member (04151568) Summary of Experience Dr. Keim provides engineering services for energy & mineral resource projects including geologic modelling, reserve estimation, mine planning, and financial modelling. Significant Projects & Experience > College-level teaching in Rock Mechanics, Ground Control and Mine Surveying > Geological modelling and subsequent reserve estimation and financial modelling for Securities and Exchange Commission (SEC) and Joint Ore Reserve Committee (JORC) compliant reporting for domestic and international projects. > Preparation plant based experience, including daily plant logistic management, development of protocols for preparation plant efficiency studies to maximize plant yield and quality and analysis of potential upgrades/enhancements > Risk assessment experience, including risk matrix and RISKGATE methods > Participation in expert witness teams for various litigation cases > Management & participation in projects pertaining to independent, third-party verification of production tonnage to ensure correct allocation of royalty payments > Participation and management of due diligence teams for large scale deep mine and surface mine acquisitions, including operational assessments as related to attainable production enhancements and operational improvements Specific Projects > China: Evaluation of low permeable reservoirs for coalbed methane recovery as related to environmental, financial and safety factors, including development of best practices for coalbed methane recovery and modelling reservoir characteristics > Turkey: Development of degasification plan ahead of mining and predictive modeling for gassy coal seams for Methane to Markets partnership > United States. Management of United States Department of Energy (DOE) funded carbon sequestration project for injection of carbon dioxide in depleted coalbed methane wells > Mozambique. Estimation of plant yield for large scale surface mine through analysis of exploration based washability data, flotation release curves and coal sizing data, including the development of predictive model for plant yield & quality based upon slimcore data, thus eliminating the need for large diameter exploration drill holes > Australia. JORC compliant reserve reporting pertaining to greenfield coal deposit, including multiple iterations of potential mine plans and mining methods and estimation of preparation plant yield and product quality Awards > 2014 SME J.W. Woomer Award (formerly the Young Engineers Award) - given to one recipient annually for distinguished contributions to the advancement of coal mining. > Old Timers Award, which is presented to the outstanding undergraduate mining engineering student at Virginia Tech > Outstanding Ph.D. student award in Mining and Minerals Engineering at Virginia Tech. Steven A. Keim

www.cardno.com KEVIN M. ANDREWS Page 1 of 1 w .mma1.com Current Position Vice President, Principal Geologist Profession Geology, Hydrogeology, Mining Engineering Years' Experience 20 Education MS – Mining & Minerals Engineering, Virginia Polytechnic & State University, Blacksburg, VA MS – Geology, West Virginia University, Morgantown, WV BS – Geology, Juniata College, Huntingdon, PA Professional Registrations Certified Professional Geologist (C.P.G.) SME Registered Member Affiliations Member of American Institute of Professional Geologists (A.I.P.G.) Society of for Mining, Metallurgy, and Exploration Summary of Experience Mr. Andrews performs geological, hydrogeological, and engineering work. Specifically, he: > Authors and prepares proposals, cost estimates, and technical reports for geological, geotechnical, and hydrogeological projects, as well as for professional conferences > Manages technical aspects of mining projects and conducts business development activities > Conducts rock quality and stability assessments for open pit and underground mining > Conducts geological field mapping and evaluation of geological discontinuities associated with mine stability and mineral exploration > Evaluates aspects of underground mine roof, rib, and floor stability (hard rock, aggregate, and coal) via underground observations, engineering concepts, and modelling programs > Analyzes underground mine pillar and entry stability using industry standard methodologies > Utilizes NIOSH programs including SPILLAR, ARMPS, ALPS, AMSS, CMRR, etc., as well as ACPS to design and assess the stability of underground mine workings > Collects geological and geotechnical logging data including fracture frequency and Rock Mass Rating (RMR) information > Utilizes Rocscience programs such as DIPS, Swedge, RocPlane, RocTopple, SLIDE, SLIDE3 for slope stability assessment > Uses the Surface Deformation Prediction System (SDPS), a land surface subsidence modelling program, to predict mine subsidence and assess long- term landscape stability > Assesses potential impacts of underground and surface mining on hydrogeological environments > Conducts numerous aspects of mine permitting-related work > Evaluates groundwater and surface water quantity and quality conditions > Conducts Probable Hydrologic Consequences (PHC) assessments for mining operations > Prepares portions of definitive feasibility and pre-feasibility geology and hydrogeology evaluations for proposed mine complexes > Kevin M. Andrews ber www.cardno.com w .mma1.com KEVIN M. ANDREWS Page 2 of 2 Continued > Evaluates water volumes in inundated underground mines > Assesses water balance issues associated with surface and underground mining activities > Investigates mitigation options for mining-related selenium water discharges > Assesses mining hydrogeological issues related to litigation matters > Conducts mine barrier pillar stability and seepage assessments > Works with staff to develop groundwater flow models using modeling programs such as Groundwater Vistas (MODFLOW) and AnAqSim > Conducts yield testing and water sampling field work, and evaluates mining effects on water well conditions > Conducts geological modeling of ore bodies and other strata (aquifers, aquitards) using Carlson software > Conducts hydrogeological field work including acid-base account (acid- producing potential) sample selection, monitoring well installation, hydraulic conductivity (packer) testing, groundwater and surface water sampling, and water user inventory data collection > Plans and supervises mineral exploration field activities (domestic and international); drill rig and field geologist management, data collection quality control, core recovery confirmation, geophysical logging scheduling, site preparation and reclamation, access road maintenance, etc. > Develops mineral exploration drilling and mapping database files > Contributes to mineral valuations to meet Australasian Joint Ore Reserves Committee (JORC) and US Securities and Exchange Commission (SEC) regulations

PIEDMONT LITHIUM

LAMONT E. LEATHERMAN

EXPLORATION GEOLOGIST

1983 – 1988 BSc in Geology, Appalachian State University, Boone, NC
SME – Society for Mining, Metallurgy and Exploration Registered Member

I have 30 years of mineral exploration experience in a variety commodities and deposit styles. Specifically, my experience ranges from:

- Project generation
- Drill target identification and testing
- Property scale geologic mapping, reconnaissance sampling, project evaluations
- Conducting industry training courses for data management and geologic mapping techniques
- Extensive work in privately owned land acquisition in the southeast of the United States
- Managing resource scale program – including personnel, QAQC, drillhole placement and geologic interpretation, working closely with the resource geologist in defining the maiden resource for Piedmont Lithium, North Carolina
- Drafting JORC compliant press releases as the Competent Person.
- Successful oversight of the maiden resource for Piedmont Lithium, Gaston County, North Carolina.
- Involvement in Lithium metallurgy testing and spodumene process testing (bench and pilot scale)
- Assist in determination of Lithium scoping study factors

COMMODITIES/DEPOSIT TYPES

Heavy Mineral Sands Titanium, Zircon, monazite, staurolite, kyanite
High Calcium Carbonate Limestone

Gold	Epithermal, Orogenic, Intrusion-related, Manto, Archean, Iron Formation hosted	**Iron Ore**	Superior Type Iron Formations
Base metals	VMS, Beshi, BHT	**Copper**	Porphyry Cu, Sediment Hosted
Lithium	Spodumene Pegmatite	**Silver**	Epithermal, manto

COUNTRIES WORKED IN

Canada, United States, Mexico, Greenland, China, Australia

LANGUAGES

None other than English

SOFTWARE

MapInfo/ 3D Datamine Discover

Discover Mobile

Global Mapper

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2 WORK EXPERIENCE July 2016 – present Piedmont Lithium, Chief Geologist, Gaston County, North Carolina July 2014 – June 2016 Pure Gold Mining, Contract Geologist, Red Lake, Ontario October 2013 Westhaven Ventures, Contract Geologist, Brookemere, British Columbia July 2013 Entourage Exploration, Contract Geologist, Earn Hills, Yukon Territory May-Sep 2013 Comstock Metals, Contract Geologist, Yukon Range, Yukon Territory Mar 2012-2013 Jack’s Fork Exploration, Contract Geologist, Alta Vista, Virginia, USA Jan-Feb 2012 International North Air, Contract Geologist, Serra Rosario, Sinaloa, Mexico Nov–Dec 2011 Revolution Resources, Contract Geologist, Universo, San Louis Potosi, Mexico October 2011 Strongbow Exploration, Contract Geologist, Kershaw, South Carolina August 2011 Tarsis Resources, Contract Geologist, White River, Yukon Territory August 2011 Smash Minerals, Contract Geologist, White Gold District, Yukon Territory July 2011 Full Metal Minerals, Contract Geologist, Pyramid, Alaska June 2011 Tarsis Resources, Contract Geologist, White River, Yukon Territory June 2011 Smash Minerals, Contract Geologist, White Gold District, Yukon Territory April 2011 Jack’s Fork Exploration, Contract Geologist, Altavista, Virginia, USA Feb–Mar 2011 Revolution Resources, Contract Geologist, Asheboro, North Carolina, USA Sep 2010–Feb 2011 Strongbow Exploration, Contract Geologist, Kershaw, South Carolina, USA Aug–Sep 2010 Revolution Resources, Contract Geologist, Asheboro, South Carolina, USA Jun–Jul 2010 Nuukfjord Gold, Contract Geologist, Nuuk, Greenland Apr–Jun 2010 Strongbow Exploration, Contract Geologist, Kershaw, South Carolina, USA Sep 2009–Mar 2010 North Arrow Minerals, Contract Geologist, Gaston County, North Carolina, USA May 2009–Aug 2009 Underworld Resources, Contract Geologist, White Gold District, Yukon Territory October 2008 Almaden Minerals, Contract Geologist, Yerington, Nevada September 2008 Underworld Resources, Contract Geologist, White Gold District, Yukon Territory Jun–Aug 2008 Full Metal Minerals, Contract Geologist, Crooked Creek, Alaska Jan–Mar 2008 Almaden Minerals, Contract Geologist, Caballo Blanco, Veracruz, Mexico Jun–Sep 2007 Strongbow Exploration, Contract Geologist, Lyton and Merritt, British Columbia Jan–Apr 2007 Almaden Minerals, Contract Geologist, Caballo Blanco, Veracruz, Mexico Jun 2005–Oct 2006 Strongbow Exploration, Contract Geologist, Anialik NWT, Lytton, British Columbia Jul 2003–May 2005 Commander Resources, Project Geologist, Baffin Island, Nunavut Jul–Aug 2002 BHP Minerals, Contract Geologist, Baffin Island, Nunavut July 2001 BHP Minerals, Contract Geologist, Baffin Island, Nunavut Jun 1992-Feb 2001 BHP Minerals, Project Geologist, Canada and USA May 1990-Jun 1992 Noranda, Geologist, Cary, North Carolina, USA May 1988-May 1990 North American Exploration, Geologist, Charlottesville, Virginia, USA

APPENDIX B GLOSSARY OF TERMS

Abbreviation Definition % percent ° degrees °C degrees Celsius 3D three-dimensional AAS atomic absorption spectroscopy AcmeLabs Acme Analytical Laboratories APGO Association of Professional Geoscientists of Ontario ASX Australian Securities Exchange BV Bureau Veritas Minerals Laboratory CDF cumulative distribution function Cooley Cooley Consulting Ltd cm centimeter(s) CRM certified reference material CSA Global CSA Global Consultants Canada Ltd CV coefficient of variation DMS dense media separation DTM digital terrain model g gram(s) GCOS global change of support GPM gallons per minute GPS global positioning system HLS heavy liquid separation ICP-ES inductively coupled plasma emission spectrometry ICP-MS inductively coupled plasma mass spectrometry IDW inverse distance weighting ISO International Organization for Standardization K-Spar Potassium-feldspar KE kriging efficiency kg kilogram(s) km kilometers km2 square kilometers KNA kriging neighborhood analysis K-spar potassium feldspar LCE Lithium carbonate equivalent LCT locked cycle test LiDAR light detection and ranging (survey) m meter(s) m2 square meter(s) m3 cubic meter(s) MGG McGarry Geoconsulting Corporation MLR (North Carolina State University’s) Minerals Research Laboratory mm millimeter(s) Mm3 million cubic meters MM&A Marshall Miller Associates MRE Mineral Resource estimate MRL (Northern Carolina State University’s) Minerals Research Laboratory Mt million tonnes

Abbreviation Definition North Arrow North Arrow Minerals Inc. OK ordinary kriging Piedmont Piedmont Lithium Incorporated PLI Piedmont Lithium Incorporated QA quality assurance QAQC quality assurance/quality control Q-Q quantile-quantile RC reverse circulation (drilling) RMS root mean squared RPO Recognized Professional Organization RSD relative standard deviation RTN-GPS Real-Time Network Global Positioning System S-K 1300 Regulation S-K 1300 Modernization of Property Disclosures SEC Securities and Exchange Commission SMU selective mining unit SOR slope of regression SQL structured query language SRM standard reference material t tonne(s) TSB Carolina Tin-Spodumene Belt WHIMS wet high intensity magnetic separation XRD x-ray diffraction XRF x-ray fluorescence